Exhibit 4.3

EXECUTION COPY

                  AMENDED AND RESTATED MORTGAGE SALE AGREEMENT
                             DATED 8 DECEMBER, 2005
                               ABBEY NATIONAL PLC

                                    AS SELLER

                                       AND

                             HOLMES FUNDING LIMITED

                                   AS FUNDING

                                       AND

                             HOLMES TRUSTEES LIMITED

                              AS MORTGAGES TRUSTEE

                                       AND

                    JPMORGAN CHASE BANK, N.A., LONDON BRANCH

                               AS SECURITY TRUSTEE


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                ALLEN & OVERY LLP


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15437-03920 ICM:904238.8


                                    CONTENTS

CLAUSE                                                                      PAGE

1.       Definitions, Construction and Amendment and Restatement...............4
2.       Sale and Purchase of Initial Portfolio................................5
3.       Initial Closing Date..................................................5
4.       Sale and Purchase of New Portfolios...................................6
5.       Trust of Monies......................................................11
6.       Completion of the Assignment.........................................11
7.       Undertakings.........................................................13
8.       Warranties and Repurchase by the Seller..............................15
9.       Other Warranties.....................................................17
10.      Further Assurance....................................................17
11.      Consequences of Breach...............................................18
12.      Subordination........................................................18
13.      Non-Merger...........................................................18
14.      No Agency or Partnership.............................................18
15.      Payments.............................................................18
16.      Waivers and Variation................................................18
17.      Notices..............................................................19
18.      Assignment...........................................................19
19.      Change of Security Trustee...........................................20
20.      New Intercompany Loans...............................................20
21.      Third Party Rights...................................................20
22.      Governing Law........................................................20

SCHEDULE

1.       Representations and Warranties.......................................22
2.       Registered Transfer..................................................28
3.       Unregistered Transfer................................................29
4.       Lending Criteria.....................................................31
5.       Power of Attorney in Favour of Funding, the Mortgages
         Trustee and the Security Trustee.....................................34
6.       Loan Purchase Notice.................................................37
7.       Assignment of Third Party Rights.....................................39
8.       Assignment of MIG Policies...........................................41
9.       MIG Policies Assignment Notice.......................................43
10.      Abbey National PLC Policies Insurance Acknowledgement................44
11.      Properties in Possession Insurance Acknowledgement...................46
12.      New Portfolio Notice.................................................48
13.      Forms of Scottish Transfer...........................................50
14.      Form of Scottish Trust Deed..........................................56




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THIS AMENDED AND RESTATED MORTGAGE SALE AGREEMENT is made on 8 December, 2005

BETWEEN:

(1) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the SELLER);

(2) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (FUNDING and together with the Seller the BENEFICIARIES);

(3) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the MORTGAGES TRUSTEE); and

(4) JPMORGAN CHASE BANK, N.A., LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch) (the SECURITY TRUSTEE, which expression where the context permits shall include such person and all other persons for the time being acting as the trustee or trustees under the Funding Deed of Charge) whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT.

WHEREAS:

(A) The Seller carries on the business of, inter alia, originating mortgage loans to individual borrowers secured on residential properties in England, Wales and Scotland.

(B) The Seller assigned to the Mortgages Trustee certain of the above mentioned mortgage loans together with the benefit of their related security for the same on the terms and subject to the conditions set out in the Mortgage Sale Agreement dated 26th July, 2000 (as amended and restated, inter alia, by this Agreement and from time to time, the MORTGAGE SALE AGREEMENT).

(C) The Mortgages Trustee holds all of the above mentioned assigned mortgage loans as bare trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(D) On 29th November, 2000 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amendment Agreement to the Mortgage Sale Agreement of the same date.

(E) On 23rd May, 2001 the parties to the Mortgage Sale Agreement agreed to amend and restate the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and the Seller assigned a new portfolio of mortgage loans and their related security to the Mortgages Trustee on that date on such amended terms.

(F) On 5th July, 2001 the parties to the Mortgage Sale Agreement agreed to amend and restate the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date.

(G) On 8th November, 2001 the parties to the Mortgage Sale Agreement agreed to amend and restate the terms of the Mortgage Sale Agreement as set out in an Amended and Restated

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       Mortgage Sale Agreement of the same date and the Seller assigned a new portfolio of mortgage loans and their related security to the Mortgages Trustee on that date on such amended terms.

(H) On 7th November, 2002 the parties to the Mortgage Sale Agreement agreed to amend and restate the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and the Seller assigned a new portfolio of mortgage loans and their related security to the Mortgages Trustee on that date on such amended terms.

(I) On 26th March, 2003 the parties to the Mortgage Sale Agreement agreed to amend and restate the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date.

(J) On 1st April, 2004 the parties to the Mortgage Sale Agreement agreed to amend and restate the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and the Seller assigned a new portfolio of mortgage loans and their related security to the Mortgages Trustee on that date on such amended terms.

(K) The parties to the Mortgage Sale Agreement have again agreed to amend and restate the terms of the Mortgage Sale Agreement as set out herein.

(L) Each of the parties hereto acknowledges and agrees that the Security Trustee has entered into this Agreement in reliance upon directors' certificates provided by the Funding Secured Creditors and statements in the board minutes of the Issuers evidencing their approval of the amendments to be effected hereby.

(M) Each of the parties further acknowledge that the MIG Policies were cancelled on 14 October 2005 and that none of the Loans in the Portfolio are covered by a MIG Policy.

IT IS HEREBY AGREED as follows:

1.     DEFINITIONS, CONSTRUCTION AND AMENDMENT AND RESTATEMENT

1.1 The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on 8 December, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of that Amended and Restated Master Definitions and Construction Schedule.

1.2 Any reference in this Agreement to any discretion, power, right, duty or obligation on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee subject in each case to the provisions of Clause
       15.2 of the Mortgages Trust Deed.

1.3 For the purposes of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Transaction Documents are, so far as applicable, incorporated herein.

1.4 This Agreement amends and restates the Mortgage Sale Agreement made on 26th July, 2000 between the parties hereto as amended on 29th November, 2000, as amended and restated on 23rd May, 2001 as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003 and as amended and restated on 1st April, 2004 (the PRINCIPAL AGREEMENT). As of the date of

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       this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

2.     SALE AND PURCHASE OF INITIAL PORTFOLIO

2.1 Subject to Clause 2.2, in consideration of the Purchase Price (which shall be paid in accordance with Clause 3.3) and the covenant of the Mortgages Trustee to hold the Trust Property upon trust, with and subject to all the trusts, powers and provisions of the Mortgages Trust Deed, the Seller hereby agrees to sell to the Mortgages Trustee with full title guarantee (or in relation to rights and assets situated in or governed by the law of Scotland, with absolute warrandice), the Initial Portfolio.

2.2 The obligation of the Seller under Clause 2.1 shall be subject to and conditional upon:

       (a) the issue by the First Issuer of the Notes on the Initial Closing Date and the borrowing by Funding of the Term Advances under the First Intercompany Loan Agreement;

       (b) the constitution of the Mortgages Trust on or prior to the Initial Closing Date; and

       (c) the Transaction Documents having been executed and delivered by the parties thereto on or before the Initial Closing Date or, in the case of such of the Transaction Documents as are to be executed immediately after the Initial Closing Date pursuant to the provisions of this Clause 2, the same having been executed and being available for delivery and the parties knowing of no reason why the same should not be delivered immediately thereafter.

2.3 The sale of the Portfolio (including any sale pursuant to Clause 4) shall not include any obligation to pay any Delayed Cashback or Reward Cashback, which obligation shall at all times and notwithstanding the sale of the Portfolio remain an obligation of the Seller.

3.     INITIAL CLOSING DATE

3.1 A meeting shall take place on the Initial Closing Date at the offices of Allen & Overy, One New Change, London EC4M 9QQ or such offices as the parties may agree at which the Seller shall deliver to the Security Trustee or its representative the following documents:

       (a) two originals of the power of attorney substantially in the form set out in Schedule 5, duly executed by the Seller;

       (b)    a certified copy of each of the Insurance Acknowledgements;

       (c) a duly executed assignment of the MIG Policies from the Seller and a certified copy of a notice (the original of which shall be served by courier or by special delivery) of such assignment from the Seller to Carfax or such other insurer under the MIG Policies in the form (mutatis mutandis) set out in Schedules 8 and 9 respectively and a certified copy of consent to assignment of the MIG Policies (or acknowledgement that the Mortgages Trustee will be an insured under the MIG Policies following the assignment) from Carfax or such other insurers in such form as the Mortgages Trustee reasonably requires;

       (d) a certified copy of the board minutes of the Seller authorising its duly appointed representatives to agree the sale of the Portfolio and authorising execution and performance of this Agreement, the Servicing Agreement, the other Transaction Documents and all of the documentation to be entered into pursuant to this Agreement;

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       (e)    a duly executed assignment of rights against third parties in the form of the Assignment of Third Party Rights;

       (f) a certified copy of the notice from the Seller to Carfax as to the proposed assignment of the MIG Policies; and

       (g) a solvency certificate from an authorised signatory of the Seller dated as at the Initial Closing Date.

3.2 The Seller undertakes that from the Initial Closing Date until the completion of the assignment in accordance with Clause 6.1, the Seller shall hold the Title Deeds and Customer Files relating to the Portfolio that are in its possession or under its control or held to its order to the order of the Mortgages Trustee or as the Mortgages Trustee shall direct.

3.3 Subject to fulfilment of the conditions referred to in Clauses 2.2 and 3, the Seller shall be paid the Purchase Price by telegraphic transfer as follows:

       (a) the Initial Consideration shall be paid by Funding on the Initial Closing Date; and

       (b) the Deferred Consideration (including any Postponed Deferred Consideration) shall be paid by Funding quarterly on the Interest Payment Dates (provided there are available funds and after the making of any provisions in accordance with normal accounting practice) in accordance with the Funding Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Funding Post-Enforcement Priority of Payments.

3.4 The Seller shall provide all reasonable co-operation to the Mortgages Trustee, Funding and the Security Trustee to enable them to carry out their respective duties and enforce their rights under the Transaction Documents. Without prejudice to the generality of the foregoing, the Seller shall:

       (a) upon reasonable prior notice and during normal office hours, permit the Mortgages Trustee, Funding, the Security Trustee and their authorised employees and agents and other persons nominated by the Security Trustee and approved by the Seller (such approval not to be unreasonably withheld or delayed), to review the Customer Files and the Title Deeds in relation to the Portfolio (subject to such person(s) agreeing to keep the same confidential but provided that disclosure shall be permitted to the professional advisors and auditors of the party making the disclosure and/or to the extent that such disclosure is required by law or for the purpose of any judicial or other proceedings); and/or

       (b) give promptly all such information and explanations relating to the Loans and their Related Security as the Mortgages Trustee, Funding or the Security Trustee may reasonably request (including a list of the Loans and their Related Security in the Portfolio along with details of the location of the Title Deeds relating thereto), provided that prior to completion in accordance with Clause 6, the Seller shall be under no obligation to provide any information or documentation to any person other than the Mortgages Trustee and/or the Security Trustee or their respective employees or allow such person access to the Customer Files or Title Deeds if to do so would result in a breach of the applicable Mortgage Terms or the Data Protection Act 1998.

4.     SALE AND PURCHASE OF NEW PORTFOLIOS

4.1 Subject to fulfilment of the conditions set out in Clauses 2.2, 3.1, 4.2 and 4.3, if the Seller shall, at any time and from time to time serve a properly completed New Portfolio Notice on the Mortgages

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       Trustee and Funding with a copy to the Security Trustee (such service to be in the Seller's sole discretion), then on the date for completion of the sale and assignment specified in the New Portfolio Notice the Seller shall sell with full title guarantee (or in relation to rights and assets situated in or governed by the law of Scotland, with absolute warrandice) to the Mortgages Trustee the relevant New Portfolio.

4.2    The conditions to be met as at each Assignment Date are:

       (a) the Seller shall as at the relevant Assignment Date make the Representations and Warranties to the Mortgages Trustee, Funding and the Security Trustee in relation to each New Loan in the New Portfolio being sold on the relevant Assignment Date in accordance with Clause 8 and such Representations and Warranties must be true in relation to each New Loan (but if such Representation and Warranties are only discovered to be untrue after the relevant Assignment Date, the Mortgages Trustee's and Funding's only remedy shall be under Clause 7);

       (b) the Lending Criteria applicable at the time of origination of each relevant New Loan have been applied to the New Loan and to the circumstances of the Borrower at the time the New Loan was made;

       (c) the total amount of arrears in respect of all the Loans in the Mortgages Trust, as a percentage of the total amount of gross interest due to the Mortgages Trustee during the previous 12 months on all Loans outstanding during all or part of such period, must not exceed 2 per cent. ARREARS for this purpose in respect of a Loan on any date means the aggregate amount overdue on the Loan on that date but only where such aggregate amount overdue equals or exceeds an amount equal to twice the Monthly Payment then due on the Loan;

       (d) as at the relevant Assignment Date, the aggregate Outstanding Principal Balances of the Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the Monthly Payment then due, is less than 4 per cent. of the aggregate Outstanding Principal Balances of the Loans in the Mortgages Trust;

       (e) no New Loan has on the relevant Assignment Date an aggregate amount in arrear which is more than the amount of the Monthly Payment then due and each New Loan was made at least three calendar months prior to the relevant Assignment Date;

       (f) each New Loan is secured by a Mortgage constituting a valid and subsisting first charge by way of legal mortgage or first ranking standard security over the relevant Property (except in the case of some Flexible Loans in respect of which the Mortgage constitutes valid and subsisting first and second charges by way of legal mortgage or first and second ranking standard securities over the relevant Property), subject only (in appropriate cases) to registration or recording at the Land Registry or the Registers of Scotland;

       (g) no Outstanding Principal Balance of any New Loan is, at the relevant Assignment Date, greater than (pound)350,000;

       (h) for so long as amounts are owed by Funding to the First Issuer under the First Intercompany Loan Agreement, no New Loan has a final maturity date beyond July, 2038;

       (i) each Borrower has made at least one full Monthly Payment in respect of the relevant New Loan;

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       (j)    no event of default under the Transaction Documents shall have occurred which is continuing as at the relevant Assignment Date;

       (k) the Principal Deficiency Ledger shall not have a debit balance as at the relevant Assignment Date;

       (l) the Mortgages Trustee is not aware that the credit rating then assigned to any of the Notes by the Ratings Agencies (or any of them) will be adversely affected by the purchase of the relevant New Portfolio;

       (m) unless otherwise agreed by the relevant Rating Agency, the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are rated at least P-1 by Moody's, A-1 by S&P and F1 by Fitch at the time of, and immediately following, the assignment of the New Loans to the Mortgages Trustee;

       (n) except where the Seller assigns New Loans to the Mortgages Trustee in consideration of the payment by Funding of the Purchase Price funded by a New Intercompany Loan from an Issuer, at least 85 per cent. of the number of Loans and their Related Security in the Portfolio at the expiry of any one Interest Period shall have been in the Portfolio as at the beginning of such Interest Period;

       (o) the purchase of the New Portfolio on the relevant Assignment Date does not result in the product of WAFF and WALS for the Portfolio after such purchase calculated on the relevant Assignment Date in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time) exceeding the product of WAFF and WALS for the Portfolio calculated on the most recent previous Closing Date plus 0.25 per cent.;

       (p) the yield (as calculated below) of the Loans in the Mortgages Trust together with the yield of the New Loans to be assigned to the Mortgages Trustee on the relevant Assignment Date (together the purposes of this paragraph, the RELEVANT LOANS) and the Second Reserve Fund Calculation is not less than LIBOR for three month sterling deposits as at the immediately preceding Interest Payment Date plus 0.50 per cent. The yield of the Relevant Loans is to be calculated as follows:

                  (A x B) + (C x (D - E + F)) + (G x (H + I))
                  -------------------------------------------
                                       J

              where,

              A    = the average Outstanding Principal Balance, on the
                     relevant Assignment Date, of the Relevant Loans which are Fixed Rate Loans

              B    = LIBOR plus the Fixed Rate Spread (as defined in the
                     Funding Swap Agreement) on the relevant Assignment Date

              C    = the average Outstanding Principal Balance, on the
                     relevant Assignment Date, of the Relevant Loans which are Variable Rate Loans

              D    = the weighted average Variable Rate of the Relevant Loans on the relevant Assignment Date

              E    = the current SVR for the Relevant Loans on the relevant
                     Assignment Date

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              F    = LIBOR plus the Variable Rate Spread (as defined in the
                     Funding Swap Agreement) on the relevant Assignment Date

              G    = the average Outstanding Principal Balance, on the
                     relevant Assignment Date, of the Relevant Loans which are Tracker Loans

              H    = LIBOR plus the Tracker Rate Spread (as defined in the
                     Funding Swap Agreement) on the relevant Assignment Date

              I    = the weighted average margin of the Tracker Loans over the
                     Bank of England repo rate on the Relevant Assignment Date

              J    = the average Outstanding Principal Balance of the Relevant
                     Loans on the relevant Assignment Date;

       (q) the purchase of the New Portfolio on the relevant Assignment Date does not result in the loan-to-value ratio of Loans in the Portfolio on the Assignment Date (after the purchase of the New Portfolio) after application of the LTV Test on the relevant Assignment Date exceeding the loan-to-value ratio (based on the LTV Test) of Loans in the Portfolio on the most recent previous Closing Date plus 0.25 per cent.;

       (r) the assignment by the Seller to the Mortgages Trustee of New Loans on the relevant Assignment Date does not result in the Loans (other than Fixed Rate Loans) with a discount of more than 0.80 per cent. to the Stabilised Rate as at the relevant Assignment Date that have more than two years remaining on their incentive period in aggregate accounting for more than 20 per cent. of the aggregate Outstanding Principal Balance of all Loans constituting the Trust Property; and

       (s) the First Reserve Fund has not been debited on or before the relevant Assignment Date for the purposes of curing a Principal Deficiency in respect of the Term BBB Advances and/or the Term AA Advances and/or the Term A Advances in circumstances where the First Reserve Fund has not been replenished by a corresponding amount by the relevant Assignment Date.

       In this Clause 4.2 references to any Monthly Payment due at any date means the Monthly Payment payable in respect of the month in which that date falls.

4.3 No assignment of a New Portfolio may occur after any Interest Payment Date on which any Issuer does not exercise its option to redeem the relevant Notes issued on the relevant date pursuant to the Terms and Conditions of such Notes (but only where such right of redemption arises on or after a particular specified date and not as a result of the occurrence of any event specified in the Terms and Conditions).

4.4 Subject to fulfilment of the conditions referred to in Clause 4.2 and 4.3, the consideration to be provided to the Seller by the assignment of the New Portfolio to the Mortgages Trustee on an Assignment Date shall be the aggregate of:

       (a) the payment by Funding to the Seller by telegraphic transfer on the New Portfolio Date of the proceeds of any New Intercompany Loan advanced to Funding by a New Issuer; and/or

       (b) the covenant of the Mortgages Trustee to hold the Trust Property on trust pursuant to the terms of the Mortgages Trust Deed; and

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       (c)    the Deferred Consideration (including any Postponed Deferred
              Consideration) which shall be paid by Funding quarterly on the Interest Payment Dates (provided there are available funds and after making any provisions in accordance with normal accounting practice) in accordance with the Funding Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Funding Post-Enforcement Priority of Payments.

4.5 On the Ninth Issuer Closing Date, Funding shall pay (pound)139,500,000 by way of Deferred Consideration to the Seller for Loans previously transferred pursuant to this Agreement by the Seller to the Mortgages Trustee (such amount representing (i) the amount by which the amounts standing to the credit of the Funding Reserve Ledger exceed the Funding Reserve Fund Required Amount on that date and (ii) the amount by which the amounts standing to the credit of the First Reserve Ledger exceed the First Reserve Required Amount on that date).

4.6 On the date of the assignment of the relevant New Portfolio, a meeting shall take place at the offices of the Seller or at such other office as may be agreed by the parties at which the Seller shall deliver to the Security Trustee or its representative the following documents:

       (a) in respect of the first New Portfolio assigned on or after the date of this Agreement only, two originals of the power of attorney substantially in the form set out in Schedule 5, duly executed by the Seller or its properly appointed attorney;

       (b) a duly executed assignment and assignation of rights against third parties comprised in the relevant New Portfolio dated as of the date of the sale and purchase of the New Portfolio and in the form (mutatis mutandis) of the Assignment of Third Party Rights;

       (c) a certificate of a duly authorised officer of the Seller attaching a copy of the board minute referred to in Clause 3.1(d) and confirming that the resolutions referred to therein are in full force and effect and have not been amended or rescinded as at the date of the certificate;

       (d) a solvency certificate from the Seller dated as of the date of the sale and purchase of the New Portfolio; and

       (e) a Scottish Trust Deed in respect of the Scottish Loans in the New Portfolio (if any) and their Related Security, in the form (mutatis mutandis) set out in Schedule 14 and with the annexure thereto duly completed, duly executed by the Seller, the Mortgages Trustee and Funding.

4.7 The Seller undertakes that from the Assignment Date until the completion of the sale and purchase in accordance with Clause 6.1, the Seller shall hold the Title Deeds (if applicable) and Customer Files relating to the New Portfolio that are in its possession or under its control or held to its order to the order of the Mortgages Trustee or as the Mortgages Trustee shall direct.

4.8    Prior to the earlier to occur of:

       (a)    a Trigger Event; and

       (b) if Funding enters into a New Intercompany Loan Agreement, the latest Interest Payment Date specified by Funding by notice in writing to the Seller and the Mortgages Trustee as applying in relation to this covenant and undertaking, the Seller undertakes to use all reasonable endeavours to offer to assign, in accordance with the provisions of this Clause 4, to the Mortgages Trustee and the Mortgages Trustee undertakes to use all reasonable endeavours to acquire from the Seller and to hold pursuant to the terms of the

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       Mortgages Trust Deed up to but excluding the Interest Payment Date falling in October 2010 (or such later date as may be notified by Funding) or until the occurrence of a Trigger Event (if earlier), sufficient New Loans and their Related Security so that the aggregate Outstanding Principal Balance of Loans in the Portfolio is not less than (pound)25,000,000,000, (or such other amount or amounts specified by Funding in the notice referred to in Clause 4.8(b) above) provided that the Seller shall not be obliged to assign to the Mortgages Trustee, and the Mortgages Trustee shall not be obliged to acquire, New Loans and their Related Security if in the opinion of the Seller the assignment to the Mortgages Trustee of New Loans and their Related Security would adversely affect the business of the Seller.

4.9 On each Assignment Date that Funding provides consideration for New Loans to be assigned to the Mortgages Trustee pursuant to Clause 4.4(a) above, the Beneficiaries shall appoint a firm of independent auditors to determine whether the Loans and their Related Security (or any part of them) constituting the Trust Property complied with the representations and warranties set out in Schedule 1 of this Agreement as at the date such Loans were assigned to the Mortgages Trustee. The costs of such independent auditors shall be borne by the relevant New Issuer (which shall be procured by Funding).

5.     TRUST OF MONIES

5.1 Notwithstanding the assignment effected by this Agreement if at, or at any other time after, the Initial Closing Date (but prior to any repurchase in accordance with Clause 8.5) the Seller holds, or there is held to its order, or it receives, or there is received to its order any property, interest, right or benefit and/or the proceeds thereof hereby agreed to be sold the Seller undertakes with the Mortgages Trustee, Funding and the Security Trustee that it will hold such property, interest, right or benefit and/or the proceeds thereof upon trust for the Mortgages Trustee subject at all times to the Mortgages Trust.

5.2 If at, or any time after, the Initial Closing Date the Mortgages Trustee holds, or there is held to its order, or it receives, or there is received to its order, any property, interest, right or benefit relating to:

       (a) any Loan or Loans under a Mortgage Account and its Related Security repurchased by the Seller pursuant to Clause 8.5; or

       (b) (without prejudice to Clause 11) amounts owed by a Borrower to the Seller which the Seller has not agreed to sell under Clause 2.1 or Clause 4.1,

       and/or the proceeds thereof, the Mortgages Trustee undertakes with the Seller that it will remit, assign or transfer the same to the Seller, as the case may require, and until it does so or to the extent that the Mortgages Trustee is unable to effect such remittance, assignment or transfer, the Mortgages Trustee undertakes to hold such property, interest, right or benefit and/or the proceeds thereof upon trust for the Seller as the beneficial owner thereof or as the Seller may direct provided that the Mortgages Trustee shall not be in breach of its obligations under this Clause 5 if, having received any such moneys and paid them to third parties in error, it pays an amount equal to the moneys so paid in error to the Seller in accordance with the Servicing Agreement.

6.     COMPLETION OF THE ASSIGNMENT

6.1 The assignments and assignations contemplated by this Agreement shall be completed on the fifth London Business Day after the earliest to occur of:

       (a) the service of an Intercompany Loan Enforcement Notice or a Note Enforcement Notice; or

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

       (b) the Seller being required to perfect legal title to the Mortgages, or procure any or all of the acts referred to in this Clause 6 by an order of a court of competent jurisdiction or by any regulatory authority to which the Seller is subject or any organisation whose members comprise (but are not necessarily limited to) mortgage lenders and with whose instructions it is customary for the Seller to comply; or

       (c) it becoming necessary by law to do any or all of the acts referred to in this Clause 6; or

       (d) the Security Trustee certifying that, in its reasonable opinion, the property, assets and rights of Funding comprised in the security constituted by the Funding Deed of Charge or any material part thereof is/are in jeopardy and that the doing of any or all of the acts referred to in paragraphs (a) to (c) inclusive of Clause 6.3 is necessary in order materially to reduce such jeopardy; or

       (e) unless otherwise agreed by the Rating Agencies and the Security Trustee, the termination of the Seller's role as Servicer under the Servicing Agreement; or

       (f) the Seller calling for completion by serving notice to that effect on the Mortgages Trustee, Funding and the Security Trustee; or

       (g) the date on which the Seller ceases to be assigned a long term unsecured, unsubordinated and unguaranteed debt obligations rating from S&P of BBB- or more, or from Moody's of Baa3 or more, or from Fitch of BBB- or more; or

       (h)    the last final repayment date of the Intercompany Loans.

6.2 Completion of the transfer of Mortgages in the Portfolio over Registered Land shall be effected by means of a transfer in the form of the Registered Transfer and, in the case of Mortgages in the Portfolio over Unregistered Land, by a transfer in the form of the Unregistered Transfer and, in the case of Scottish Mortgages in the Portfolio, by an assignation in the applicable form of Scottish Transfer, and in respect of any other matter comprised in the Portfolio, shall be in such form as the Mortgages Trustee may reasonably require.

6.3 Prior to completion pursuant to Clause 6.1, neither the Mortgages Trustee nor Funding nor the Security Trustee will:

       (a) submit or require the submission of any notice, form, request or application to or pay any fee for the registration or recording of, or the noting of any interest at the Land Charges Department of the Land Registry or at the Land Registry or the Registers of Scotland in relation to, the Mortgages Trustee's and/or Funding's interests in the Portfolio;

       (b) give or require the giving of any notice to any Borrower of the assignment or assignation of that Borrower's Loan and its Related Security to the Mortgages Trustee or the charge by Funding of Funding's interest in that Borrower's Loan and its Related Security to the Security Trustee pursuant to the Funding Deed of Charge; or

       (c) send or require to be sent to any solicitor who has acted on behalf of the Seller in respect of any Mortgage with respect to which the Seller has not received a complete set of the Title Deeds (if applicable) a letter or other communication requiring such solicitor to hold such documents (if any) to the order of the Mortgages Trustee or the Security Trustee (as the case may be).

6.4 Within 25 London Business Days following completion pursuant to Clause 6.1, the Seller will do such of the acts or things referred to in Clause
       6.3 as the Security Trustee or the Mortgages Trustee requires the Seller to do.

6.5 The Seller shall indemnify each of the Mortgages Trustee and Funding and the Security Trustee from and against any and all costs, fees and expenses which may be incurred by the Mortgages Trustee and/or Funding and/or the Security Trustee by reason of the doing of any act matter or thing referred to in this Clause 6.

7.     UNDERTAKINGS

7.1 The Mortgages Trustee and Funding undertake that they will at all times (or will direct the Servicer at all times to) administer and enforce (and exercise their powers and rights and perform their obligations under) the Loans comprised in the Portfolio and their Related Security in accordance with the Seller's Policy (for so long as it exists and thereafter in accordance with such policies as would be applied by a reasonable, prudent mortgage lender in the conduct of its business), provided that if the Seller fails to comply with its obligations to repurchase any Loan and its Related Security pursuant to Clause 8.5 the Mortgages Trustee shall be entitled to waive any Early Repayment Fee in respect of such Loan and its Related Security if, in the Mortgages Trustee's reasonable opinion, such waiver is reasonably necessary in order to effect:

       (a)    an interest rate change; or

       (b) a change in the terms and conditions relating to a Loan in respect of which interest is calculated by reference to SVR, to a Tracker Loan.

7.2 The Seller hereby undertakes with the Mortgages Trustee and Funding that, in the event that any Borrower establishes that it has at any time prior to the Initial Closing Date or, as the case may be, the relevant Assignment Date, paid to the Seller any amounts in excess of sums due to the Seller as at the date of payment under the Mortgage Conditions applicable to that Loan, the Seller will reimburse the Borrower for such overpayment together with any interest, cost or other expense associated therewith. The Seller further agrees to hold the Mortgages Trustee and Funding harmless against any such claims and to indemnify the Mortgages Trustee and Funding on an after Tax basis in relation to any costs, expense, loss or other claim which may arise in connection therewith. Any payment made by the Seller to the Mortgages Trustee and Funding in discharge of the foregoing indemnity shall be regarded as a rebate of part of the Purchase Price of the relevant Loan.

7.3    If, as a result of a breach of Representation and Warranty 1.19 of
       Schedule 1, the Mortgages Trustee or Funding suffers any loss, cost, expense or liability (any such loss, cost, expense or liability referred to in this sub-clause as a Loss), then the Seller agrees to hold the Mortgages Trustee and Funding harmless against any such Loss and to indemnify the Mortgages Trustee and Funding on an after Tax basis in relation to any Loss which may arise in connection therewith. If the Seller fails to so indemnify the Mortgages Trustee and Funding within 30 London Business Days of demand being made therefor, then the amounts due may be deducted by way of set-off from income due to the Seller pursuant to Clause 10.2(c) of the Mortgages Trust Deed.

7.4 Each of the Seller and the Mortgages Trustee and Funding undertakes with the others that if and to the extent that any determination shall be made by any court, tribunal, ombudsman or other competent authority in respect of any Loan and its Related Security that:

       (a) any material term which relates to the recovery of interest under the Standard Documentation applicable to that Loan and its Related Security is unfair; or

       (b) the treatment of any Borrower in relation to the interest payable by that Borrower under any Loan is unfair; or

       (c) the interest payable under any Loan is to be set by reference to the Abbey SVR (and not its successors or assigns or those deriving title from them); or

       (d) any variable margin under any Tracker Loan must be set by Abbey (rather than by its successors or assigns or those deriving title from them); or

       (e) the interest payable under any Loan is to be set by reference to an interest rate other than that set or purported to be set by either the Servicer or the Mortgages Trustee as a result of the Seller having more than one variable mortgage rate; or

       (f) a Borrower should be or should have been offered the opportunity to switch to an interest rate other than that required by the Servicer or Mortgage Trustee for that Borrower as a result of the Seller having more than one variable mortgage rate; or

       (g) there has been any breach of or non-observance or non-compliance with any obligation, undertaking, covenant or condition on the part of the Seller relating to the interest payable by or available to a Borrower under any Loan, then, at Funding's and the Security Trustee's direction, the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and all other Loans under the relevant Mortgage Account and its Related Security in accordance with Clause 8.5 (but in the case of a determination in respect of (c) above, only if at any time on or after such determination, the Abbey SVR shall be below or shall fall below the standard variable rate set by such successors or assigns or those deriving title from them).

7.5 The Seller hereby undertakes with the Mortgages Trustee, Funding and the Security Trustee that:

       (a) if the long term unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be assigned a rating of Baa2 or more from Moody's and BBB or more from S&P and BBB or more from Fitch, the Seller shall deliver to the Mortgages Trustee, Funding, the Security Trustee and the Rating Agencies draft letters of notice to each of the Borrowers of the sale and purchase effected by this Agreement; and

       (b) if the long term unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be assigned a rating of Baa3 or more from Moody's and BBB- or more from S&P and BBB- or more from Fitch, then the Seller shall within 10 London Business Days of it becoming aware of such a rating being assigned give notice of the sale and purchase effected by this Agreement to each Borrower.

7.6 The Seller undertakes with the Mortgages Trustee, Funding and the Security Trustee that, pending completion under Clause 6, the Seller:

       (a) shall not do or omit to do any act or thing which might, in the reasonable opinion of the Security Trustee, prejudice the interests of Funding and/or the Security Trustee in the Portfolio;

       (b) shall promptly notify the Mortgages Trustee, Funding and the Security Trustee if it receives written notice of any litigation or claim calling into question in any material way the Seller's or the Mortgages Trustee's title to any Loan comprised in the Portfolio or its Related Security or if it becomes aware of any material breach of any of the Representations and Warranties or other obligations under this Agreement;

       (c) shall, if reasonably required so to do by the Mortgages Trustee or the Security Trustee, participate or join in any legal proceedings to the extent necessary to protect, preserve and enforce the Seller's or the Mortgages Trustee's or Funding's or the Security Trustee's title to or interest in any Loan or its Related Security;

       (d) shall use all reasonable efforts to obtain the title numbers to each Property in respect of which a Mortgage is registered at the Land Registry or the Land Register of Scotland and the recording dates of each Scottish Mortgage recorded at the General Register of Sasines to the extent that such title number or recording date does not appear in the Exhibit to this Agreement (or, as the case may be, the relevant New Portfolio Notice) and shall in any event obtain the same prior to the Interest Payment Date falling in the month during which the first anniversary of the Closing Date (or, as the case may be, the relevant Assignment Date) falls; and

       (e) shall make and enforce claims under the Buildings Policies and the Abbey Insurance Policies and hold the proceeds of such claims on trust for the Mortgages Trustee or as the Mortgages Trustee may direct.

7.7 The Seller hereby further undertakes with the Mortgages Trustee and Funding that it is and at all times shall remain solely responsible for funding any Flexible Loan Drawings made by a Borrower and for funding any request for any Further Advance made by a Borrower and, for the avoidance of doubt, neither the Mortgages Trustee nor Funding will be required to advance moneys to the Seller or to a Borrower in order to fund such a Flexible Loan Drawing or Further Advance in any circumstances whatsoever.

8.     WARRANTIES AND REPURCHASE BY THE SELLER

8.1    The Seller makes the Representations and Warranties:

       (a) in respect of each Loan and its Related Security in the Initial Portfolio as at the date hereof and on the Initial Closing Date; and

       (b) in relation to each New Loan and its Related Security in a New Portfolio, on the date of the service of the relevant New Portfolio Notice and on the relevant Assignment Date.

       The Seller acknowledges that the Representations and Warranties are made with a view (as the case may be) to inducing the Mortgages Trustee, Funding and the Security Trustee either to enter into this Agreement and the other Transaction Documents to which each is a party or to agree to purchase the New Loans and their Related Security comprised in each New Portfolio and that each of the Mortgages Trustee, Funding and the Security Trustee has entered into this Agreement and the other Transaction Documents to which each is a party in reliance upon the Representations and Warranties notwithstanding any information in fact possessed or discoverable by the Mortgages Trustee, Funding and/or the Security Trustee or otherwise disclosed to any of them and that prior to entering into this Agreement and the other Transaction Documents to which each is a party neither the Mortgages Trustee nor Funding nor the Security Trustee has made any enquiries of any matter.

8.2 The Mortgages Trustee's, Funding's and the Security Trustee's sole remedy in respect of a breach of any of the Representations and Warranties shall be to take action under this Clause 8 or under Clause 8 of the Mortgages Trust Deed.

8.3 In the event of a material breach of any of the Representations or Warranties in respect of any Loan and/or its Related Security or if any of the Representations or Warranties proves to be materially untrue as at the Closing Date or, as the case may be, the relevant Assignment Date, and provided that:

       (a) the Mortgages Trustee has given the Seller not less than 20 days' notice in writing;

       (b) the Mortgages Trustee has obtained the consent of the Security Trustee; and

       (c) such breach or untruth, where capable of remedy, is not remedied within the 20 day period referred to in (a) (or such longer period as Funding and the Security Trustee may direct the Mortgages Trustee), then at Funding's and the Security Trustee's direction the Mortgages Trustee may serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it) in accordance with Clause 8.5.

8.4 If the Seller accepts an application from, or makes an offer (which is accepted) to, a Borrower for a Further Advance or a Product Switch then, at Funding and the Security Trustee's direction, the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it) in accordance with Clause 8.5.

8.5 Upon receipt of a Loan Repurchase Notice duly signed on behalf of the Mortgages Trustee, the Seller shall sign and return a duplicate copy and shall repurchase from the Mortgages Trustee, and the Mortgages Trustee shall re-assign to the Seller free from the Security created by the Funding Deed of Charge, the relevant Loan (and any other Loan secured or intended to be secured by that Related Security or any part of it) and its Related Security. Completion of such repurchase shall take place on the Distribution Date after receipt of such notice by the Seller or such other date as the Mortgages Trustee may direct in the Loan Repurchase Notice (provided that the date so specified by the Mortgages Trustee shall not be later than 90 days after receipt by the Seller of such notice) when the Seller shall pay to the Mortgages Trustee GIC Account (or as the Mortgages Trustee shall direct) an amount equal to the aggregate Outstanding Principal Balance of such Loan or Loans and any Related Security and all Arrears of Interest and Accrued Interest relating thereto plus any amounts which have been deducted from the amounts outstanding under that Loan or those Loans as a result of any determination referred to in Clause 7.4 or any breach of the Representations and Warranties (whether by set off, concession or otherwise) as at the date of such repurchase and the provisions of Clause
       8.6 shall apply.

8.6 On the date of completion of any repurchase of a Loan and its Related Security in accordance with Clause 8.5 above, the Security Trustee, the Mortgages Trustee and Funding shall at the cost of the Seller execute and deliver or cause their respective duly authorised attorneys to execute and deliver to the Seller:

       (a) a memorandum of release of such Loan and its Related Security from the security constituted by the Funding Deed of Charge in a form reasonably acceptable to the Seller;

       (b) if completion of the assignment and assignation to the Mortgages Trustee has occurred in accordance with Clause 6:

              (i) if the relevant Mortgage is over Registered Land, a transfer of such Mortgage to the Seller in the form of the Registered Transfer; or

              (ii) if the relevant Mortgage is over Unregistered Land, a transfer to the Seller in the form of the Unregistered Transfer; or

              (iii) if the relevant Mortgage is a Scottish Mortgage, an assignation to the Seller in the applicable form of Scottish Transfer;

       (c) a re-assignment of the rights of the Mortgages Trustee in respect of the relevant Related Security each in a form reasonably acceptable to the Seller; and

       (d) a notification to the Servicer that all further sums due in respect of such repurchased Loan are for the Seller's account.

       Upon such completion the Seller shall cease to be under any further obligation to hold any Title Deeds or other documents relating to such Loan or Loans and its or their Related Security to the order of the Mortgages Trustee and if the Mortgages Trustee holds the Title Deeds (if any) it will return them to the Seller. Any such repurchase by the Seller of a Loan or Loans and its or their Related Security shall constitute a discharge and release of the Seller from any claims which the Mortgages Trustee and/or Funding or the Security Trustee may have against the Seller arising from the relevant Representation or Warranty in relation to that Loan or Loans and its or their Related Security only but shall not affect any rights arising from a breach of any other express provision of this Agreement or any Representation or Warranty in relation to any other Loan and other Related Security.

8.7 Forthwith after the Seller becomes aware of any event which may reasonably give rise to an obligation under Clause 8.5 to repurchase any Loan it shall notify the Mortgages Trustee, Funding and the Security Trustee in writing thereof as soon as reasonably practicable.

8.8 The terms of this Clause 8 shall not prejudice the rights of the Mortgages Trustee or the Beneficiaries under the Mortgages Trust Deed.

8.9 The parties to this Agreement may, with the prior consent of the Security Trustee, waive or amend the Representations and Warranties. In determining whether to give its consent to the proposed waiver or amendments to the Representations and Warranties, the Security Trustee shall, in relation to the First Issuer, exercise its discretion in accordance with the terms of the Funding Deed of Charge and in relation to the Second Issuer, the Third Issuer and any New Issuer, shall give its consent thereto provided that the Rating Agencies have confirmed that the then current ratings of the Notes would not be adversely affected as a result of such amendments (but without prejudice to the exercise by the Security Trustee of its discretions in relation to the First Issue).

9.     OTHER WARRANTIES

       The Seller represents and warrants to the Mortgages Trustee, Funding and the Security Trustee that:

       (a) the Seller has not acquired or owned or possessed any rights in any Issuer, the Mortgage Trustee or Funding such that it would "control" such Issuer, the Mortgage Trustee or Funding, within the meaning of section 416 ICTA; and

       (b) there is no "connection" (within the meaning of section 87 Finance Act 1996) between any Issuer and any Borrower.

10.    FURTHER ASSURANCE

       The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Agreement (but subject always to Clause 6).

11.    CONSEQUENCES OF BREACH

       Without prejudice to Clause 8, Funding, the Mortgages Trustee and the Security Trustee severally acknowledge to and agree with the Seller, and the Security Trustee acknowledges to and agrees with Funding and the Mortgages Trustee, that the Seller shall have no liability or responsibility (whether, in either case, contractual, tortious, or delictual, express or implied) for any loss or damage for or in respect of any breach of, or any act or omission in respect of, any of its obligations hereunder other than loss or damage directly (and not indirectly or consequentially) suffered by the Mortgages Trustee and/or Funding or the assets comprised in the security constituted by the Funding Deed of Charge by reason of such breach, act or omission. For this purpose (and without limiting the scope of the above exclusion in respect of indirect or consequential loss or damage) any loss or damage suffered by the Mortgages Trustee and/or Funding or such assets which would not have been suffered by it or such assets had the breach, act or omission in question not also been or given rise to an Event of Default or enforcement of the security constituted by the Funding Deed of Charge shall be treated as indirect or consequential loss or damage.

12.    SUBORDINATION

       The Seller agrees with Funding, the Mortgages Trustee and the Security Trustee that on the enforcement of any Mortgage any sums owed to the Seller by a Borrower and which are secured under such Mortgage and the rights and remedies of the Seller in respect of the sums owed to the Seller shall at all times be subject and subordinated to any sums owed to the Mortgages Trustee by the Borrower and which are secured under such Mortgage and to the rights and remedies of the Mortgages Trustee in respect of such sums owed to the Mortgages Trustee by the Borrower.

13.    NON-MERGER

       Any term of this Agreement to which effect is not given on the Initial Closing Date or on any Assignment Date (including in particular, but without limitation, the liability of the Seller under the Representations and Warranties and the indemnity in Clause 6.5 and the provisions of Clause 4) shall not merge and shall remain in full force and effect notwithstanding the sale and purchase contemplated by this Agreement.

14.    NO AGENCY OR PARTNERSHIP

       It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any relationship of agency, save as expressly provided herein, or partnership between the parties and that in fulfilling its obligations hereunder, each party shall be acting entirely for its own account.

15.    PAYMENTS

       Except as otherwise specifically provided, all payments to be made pursuant to this Agreement shall be made in sterling in immediately available funds without exercising or seeking to exercise any right of set-off as may otherwise exist and shall be deemed to be made when they are received by the payee and shall be accounted for accordingly unless failure to receive any payment is due to an error by the payee's bank.

16.    WAIVERS AND VARIATION

16.1 Exercise or failure to exercise any right under this Agreement shall not, unless otherwise herein provided, constitute a waiver of that or any other right.

16.2 No variation of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties hereto.

17.    NOTICES

       Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of the Seller, to Abbey National plc, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House, (AAM
              126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343019) for the attention of Securitisation Team, Retail Credit Risk;

       (b) in the case of Funding, to Holmes Funding Limited, c/o Abbey National plc Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House, (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343019) for the attention of Securitisation Team, Retail Credit Risk;

       (c) in the case of the Mortgages Trustee, to Holmes Trustees Limited, c/o Abbey National plc, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756
              5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House, (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343019) for the attention of Securitisation Team, Retail Credit Risk; and

       (d) in the case of the Security Trustee, to JPMorgan Chase Bank, N.A., London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number (44) 20 7777 5410) for the attention of the Manager, Trust Administration, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 17.

18.    ASSIGNMENT

18.1 Subject always to the provisions of Clause 19, no party hereto shall be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which shall not, if requested, be unreasonably withheld) save that Funding shall be entitled to assign whether by way of security or otherwise all or any of its rights under this Agreement without such consent to the Security Trustee pursuant to the Funding Deed of Charge and the Security Trustee may at its sole discretion assign all or any of its rights under or in respect of this Agreement without such consent to any successor Security Trustee under the Funding Deed of Charge.

18.2 The Seller acknowledges that on the assignment pursuant to the Funding Deed of Charge by Funding to the Security Trustee of Funding's rights under this Agreement the Security Trustee may enforce such rights in the Security Trustee's own name without joining Funding in any such action (which right the Seller hereby waives) and the Seller hereby waives as against the Security Trustee any rights or equities in its favour arising from any course of dealing between the Seller and Funding.

19.    CHANGE OF SECURITY TRUSTEE

19.1 If there is any change in the identity of the Security Trustee in accordance with the Funding Deed of Charge, the Seller, the Mortgages Trustee and Funding shall execute such documents and take such action as the successor Security Trustee and the outgoing Security Trustee may reasonably require for the purpose of vesting in the successor Security Trustee the rights and obligations of the outgoing Security Trustee hereunder and releasing the outgoing Security Trustee from its future obligations under this Agreement and the Seller shall give notice thereof to the Rating Agencies.

19.2 It is hereby acknowledged and agreed that by its execution of this Agreement the Security Trustee shall not assume or have any of the obligations or liabilities of the Seller or Funding or the Mortgages Trustee hereunder.

20.    NEW INTERCOMPANY LOANS

       If Funding enters into a New Intercompany Loan Agreement or if a New Issuer otherwise acquires an interest in the Trust Property, then the Seller, Funding, the Security Trustee and the Mortgages Trustee shall execute such documents and take such action as may be reasonably required by the Security Trustee and the Rating Agencies for the purpose of including the New Issuer in the Transaction including, without limitation:

       (a)    effecting any necessary changes to Clause 4;

       (b) ensuring that any Transaction Document relevant to a New Issuer has been executed and delivered prior to the relevant Closing Date; and

       (c) executing and delivering all Assignments of Third Party Rights in relation to any New Portfolio.

21.    THIRD PARTY RIGHTS

       A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

22.    GOVERNING LAW

22.1 This Agreement shall be governed by and construed in accordance with the laws of England (provided that any terms hereof which are particular to Scots law shall be construed in accordance with the laws of Scotland).

IN WITNESS WHEREOF the parties hereto have executed this Agreement for delivery on the day and year first before written.

SIGNED for and on behalf of             )
ABBEY NATIONAL PLC                      )
in the presence of:

Witness:

Name:
Address:

SIGNED for and on behalf of             )
HOLMES FUNDING LIMITED                  )
in the presence of:

Witness:

Name:

Address:




SIGNED for and on behalf of             )
HOLMES TRUSTEES LIMITED                 )
in the presence of:

Witness:

Name:

Address:




SIGNED for and on behalf of             )
JPMORGAN CHASE BANK, N.A.,              )
LONDON BRANCH                           )
in the presence of:

Witness:

Name:

Address:

                                   SCHEDULE 1

                         REPRESENTATIONS AND WARRANTIES

1.     LOANS

1.1 The particulars of the Loans set out in the Exhibit (or, as the case may be, the relevant New Portfolio Notice) are true, complete and accurate in all material respects.

1.2 Each Loan was originated by the Seller and was originated and is denominated in pounds sterling (or was originated in pounds sterling or euro, as applicable, and is denominated in Euro if the Euro has been adopted as the lawful currency for the time being of the United Kingdom).

1.3 Each Loan in the Initial Portfolio was made not earlier than 1st August, 1995 and not later than 31st December, 1999, and each Loan in each New Portfolio was made not later than three calendar months before the relevant Assignment Date and each Loan matures for repayment not later than July 2038.

1.4    No Loan has an Outstanding Principal Balance of more than (pound)350,000.

1.5 The Lending Criteria are the lending criteria applicable to the Loans and their Related Security.

1.6 Prior to the making of each Initial Advance or Further Advance the Lending Criteria and all preconditions to the making of any Loan were satisfied in all material respects subject only to such exceptions as would be acceptable to a reasonable, prudent mortgage lender.

1.7    (a)    Each Loan was made and its Related Security taken
              substantially on the terms of the Standard Documentation without any material variation thereto and nothing has been done subsequently to add to, lessen, modify or otherwise vary the express provisions of any of the same in any material respect.

       (b) The brochures, application forms, offers, offer conditions and marketing material distributed by the Seller to the Borrower when offering a Loan to a Borrower:

              (i) do not conflict in any material respect with the terms of the relevant Standard Documentation agreed to by the relevant Borrower at the time that the Loan was entered into;

              (ii) do not conflict with and would not prohibit or otherwise limit the terms of, the Transaction Documents or the matters contemplated thereby, including for the avoidance of doubt and without limitation:

                     (A) the assignment of the Loans and their Related Security to the Mortgages Trustee;

                     (B) the administration of the Loans and their Related Security by the Seller or a delegate of the Seller or the appointment of a new Servicer following the occurrence of an Insolvency Event in relation to the Seller; and

                     (C) so far as the Seller is aware to the best of its knowledge, information and belief, the ability of the Mortgages Trustee or the Security Trustee to set the variable rate payable under any Variable Rate Loan independently of (and without regard to the level of) the Abbey SVR, subject to any applicable cap on that variable rate which is not itself linked to any rate set by the Seller and to set the variable margin under any Tracker Loan independently of (and without regard to the level of) any differential set by the Seller, subject to any applicable cap on that variable margin which is not itself linked to any margin set by the Seller.

1.8 The Seller is under no obligation to make further advances (other than Flexible Loan Drawings, Delayed Cashbacks and Reward Cashbacks) or to release retentions or to pay fees or other sums relating to any Loan or its Related Security to any Borrower.

1.9    Each Borrower has made at least one Monthly Payment.

1.10 Other than with respect to monthly payments, no Borrower is or has, since the date of the relevant Mortgage, been in material breach of any obligation owed in respect of the relevant Loan or under the Related Security and accordingly no steps have been taken by the Seller to enforce any Related Security.

1.11 The total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as such interest payment or principal repayment, on any Loan is not on the Initial Closing Date (or, as the case may be, the Assignment Date) more than the Monthly Payment payable in respect of such Loan in respect of the month in which such date falls and has at no date in the past been more than two times the Monthly Payment payable in respect of such Loan in respect of the month in which such date falls.

1.12   No Loan is guaranteed by a third party.

1.13 The Outstanding Principal Balance, all Accrued Interest and all Arrears of Interest on each Loan and its Related Security constitute a valid debt due to the Seller from the relevant Borrower and the terms of each Loan and its Related Security constitute valid and binding obligations of the Borrower.

1.14 Interest on each Loan is charged in accordance with the Standard Documentation.

1.15   Interest on each Loan is payable monthly in arrears.

1.16   In respect of each Loan, either:

       (a)    no agreement for that Loan or any part of it is or has ever been:

              (i)    a regulated agreement under the CCA;

              (ii) treated as a regulated agreement under the CCA; a linked transaction under the CCA; or

              (iii) liable to be re-opened on the grounds that the credit bargain is extortionate under the CCA; or

       (b) to the extent that any agreement for that Loan or any part of it is or has ever been a regulated agreement or treated as such under the CCA or is or has ever been a linked transaction under the CCA all requirements of the CCA have been met in full.

       In this warranty 1.16, the CCA means the Consumer Credit Act 1974 as amended, extended or re-enacted from time to time.

1.17   All of the Borrowers are individuals.

1.18   No Loan in the Initial Portfolio is a Flexible Loan.

1.19 In relation to any Loan in respect of which interest is calculated by reference to SVR, the Mortgages Trustee or the Security Trustee has a right pursuant to the Mortgage Terms to set the SVR at any time and from time to time at a level which is independent of the right pursuant to the Mortgage Terms to set the variable margin applicable to any Tracker Loan and such SVR is and will be binding on the Borrower and enforceable against it.

1.20 The Seller has not, since the date of the relevant Mortgage, done or omitted to do any act or thing which has caused any material non-observance or material non-compliance with nor any material breach of any obligation, undertaking, covenant or condition on the part of the Seller under any Loan or its Related Security (and for the purposes of this warranty, any overpayment which is the subject of Clause 7.2 shall not be treated as such a material non-observance, non-compliance or breach).

2.     MORTGAGES

2.1 The whole of the Outstanding Principal Balance on each Loan and any Arrears of Interest and all Accrued Interest is secured by a Mortgage.

2.2 Each Mortgage is in the form of the pro forma contained in the Standard Documentation.

2.3 Each Mortgage constitutes a valid and subsisting first charge by way of legal mortgage or first ranking standard security over the relevant Property (except in the case of some Flexible Loans in respect of which the Mortgage may constitute valid and subsisting first and second charges by way of legal mortgage or first and second ranking standard securities over the relevant Property) subject only in certain appropriate cases to applications for registrations or recordings at the Land Registry or the Registers of Scotland which where requisite have been made and are pending and in relation to such cases the Seller is not aware of any caution, notice, inhibition or any other matter that would prevent such registration or recording.

2.4 Each Mortgage (or, in the case of some Flexible Loans, each first and second Mortgage together) has first priority for the whole of the Outstanding Principal Balance on the Loan and all Arrears of Interest and Accrued Interest thereon and all future interest, fees, costs and expenses payable under or in respect of such Mortgage.

2.5 None of the Mortgages secures a Loan made to a tenant to purchase a dwelling pursuant to the Housing Act 1985 or the Housing (Scotland) Act 1987 or any subsequent applicable right-to-buy legislation.

2.6 Each Loan and its Related Security is, save in relation to any Loan and Related Security which is not binding by virtue of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999, valid and binding and enforceable in accordance with its terms. To the best of the Seller's knowledge, none of the Loans or their Related Security is not binding by virtue of its being unfair pursuant to the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999 or is cancellable by virtue of the Financial Services (Distance Marketing)_Regulations 2004.

2.7 Each of the Mortgages over Registered Land is protected by a restriction prohibiting any dealings in the relevant title without the consent of the Seller unless the Seller is prevented by any change in legislation or the decision of any competent court, authority or regulatory body applicable to mortgage lenders (or a class of them) generally from imposing such a restriction.

3.     THE PROPERTIES

3.1    All of the Properties are in England, Wales or Scotland.

3.2 Each Property constitutes a separate dwelling unit and is either freehold, heritable or leasehold.

3.3 Every person who, at the date upon which an English Mortgage was granted, had attained the age of eighteen and was or was in or about to be in actual occupation of the relevant Property, is either named as a Borrower or has signed a Deed of Consent in the form of the pro forma contained in the Standard Documentation. At the date upon which any Scottish Mortgage was granted, all necessary MHA Documentation had been obtained so as to ensure that neither that Scottish Mortgage nor the related Property is subject to or affected by any statutory right of occupancy.

3.4    No Property has been let otherwise than by way of:

       (a)    an assured shorthold tenancy which meets the requirements of section 19A or section 20 of the Housing Act 1988; or

       (b)    an assured tenancy; or

       (c) a short assured tenancy which meets the requirements of section 32 of the Housing (Scotland) Act 1988 in each case which meets the Seller's Policy in connection with lettings to non-owners.

3.5 No Property is the subject of a shared ownership lease arrangement or staircase purchasing arrangement.

4.     VALUERS' AND SOLICITORS' REPORTS

4.1 Not more than six months (or such longer period as may be acceptable to a reasonable, prudent mortgage lender) prior to the grant of each Mortgage (excluding any Mortgage granted in relation to a Flexible Loan as a result of such Loan being the subject matter of a Product Switch to that Flexible Loan) the Seller received a Valuation Report on the relevant Property (or such other form of report concerning the valuation of the relevant Property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender.

       The principal amount of the Initial Advance advanced to then existing Borrowers of the Seller (including any retention(s) subsequently advanced to the Borrower but disregarding Capitalised Expenses) is not more than 95 per cent. of the lower of the purchase price and the appraised value.

4.2 Prior to the taking of each Mortgage (excluding any Mortgage granted in relation to a Flexible Loan as a result of such Loan being the subject matter of a Product Switch to that Flexible Loan), the Seller:

       (a) instructed the Seller's solicitor or licensed or qualified conveyancer:

              (i) to carry out an investigation of title to the relevant Property and to undertake such other searches, investigation, enquiries and other actions on behalf of the Seller as are set out in the General Instructions to Solicitors or the Lenders' Handbook contained in the Standard Documentation (or other comparable or successor instructions and/or guidelines as may for the time being be in place), subject only to such variations as would be acceptable to a reasonable, prudent mortgage lender; or

              (ii) in the case of a re-mortgage to carry out a more limited form of investigation of title for the relevant Property (including, in the case of Registered Land confirming that the Borrower is the registered proprietor of the Property and that the description of the Property corresponds with the entries on the relevant register at the Land Registry) and to confirm all other matters as would be required by a reasonable, prudent mortgage lender; and

       (b) received a Certificate of Title from the solicitor or licensed or qualified conveyancer referred to in paragraph (a) relating to such Property the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender.

4.3 The benefit of all Valuation Reports any other valuation report referred to in paragraph 4.1, Home Loan Protection Policies and Certificates of Title can be validly assigned to the Mortgages Trustee without obtaining the consent of the relevant valuer, Insurer, solicitor or licensed or qualified conveyancer.

4.4 Each solicitor or licensed or qualified conveyancer has complied with the instructions referred to in paragraph 4.3(a).

5.     BUILDINGS INSURANCE

5.1 Insurance cover for each Property is or will at all relevant times be available under:

       (a) a policy arranged by the Borrower in accordance with the relevant Mortgage Conditions or in accordance with the Alternative Insurance Recommendations; or

       (b) Abbey National Plc Policies or a policy introduced to the Borrower by the Seller; or

       (c)    a policy arranged by the relevant landlord; or

       (d)    the Properties in Possession Policy.

5.2 No act, event or circumstance has occurred which would adversely affect the Properties in Possession Policy or entitle the insurers to refuse to make payment thereunder or to reduce the amount payable in respect of any claim thereunder.

5.3 All claims under the Properties in Possession Policy have been paid in full within a reasonable time of the date of submission of the claim and, save in respect of minor claims, there are no claims outstanding.

6.     THE SELLER'S TITLE

6.1 The Seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold by the Seller to the Mortgages Trustee pursuant to this Agreement free and clear of all mortgages, securities, charges, liens, encumbrances, claims and equities (including, without limitation, rights of set-off or counterclaim and unregistered interests which override first registration and a registered disposition within the meaning of Schedules 1 and 3 to the Land Registration Act 2002 and overriding interests within the meaning of section 28(1) of the Land Registration (Scotland) Act 1979) and the Seller is not in breach of any covenant or obligation implied by reason of its selling the Portfolio with full title guarantee or absolute warrandice (or which would be implied if the Registered Transfers or Unregistered Transfers or Scottish Transfers, as applicable, were completed).

6.2 All steps necessary to perfect the Seller's title to the Loans and the Related Security were duly taken at the appropriate time or are in the process of being taken, in each case (where relevant) within any applicable priority periods or time limits for registration with all due diligence and without undue delay.

6.3 Save for Title Deeds (if any) held at the Land Registry or the Registers of Scotland, the Title Deeds and the Customer Files relating to each of the Loans and their Related Security are held by, or are under the control of:

       (e)    the Seller; or

       (f)    the Seller's solicitors to the order of the Seller,

       and the Title Deeds (if any) held at the Land Registry or the Registers of Scotland have been sent to it with a request that any such Title Deeds will be returned to the Seller or its solicitors on its behalf.

6.4 Neither the entry by the Seller into this Agreement nor any transfer or assignment contemplated by this Agreement affects or will adversely affect any of the Loans and their Related Security and the Seller may freely assign its interest therein without breaching any term or condition applying to any of them.

6.5 The Seller has not knowingly waived or acquiesced in any breach of any of its rights in respect of a Loan or Mortgage, other than waivers and acquiescence such as a reasonable, prudent mortgage lender might make.

7.     GENERAL

7.1 The Seller has, since the making of each Loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such Loan.

7.2 Neither the Seller nor any of its agents has received written notice of any litigation or dispute (subsisting, threatened or pending) in respect of any Borrower, Property, Loan, Related Security or Properties in Possession Policy which might have a material adverse effect on the Trust Property or any part of it.

7.3 The Seller has received from each Borrower a variable direct debit instruction in favour of the Seller signed by the relevant Borrower and addressed to its bank, variable as to the amount payable by such Borrower by unilateral notice given from time to time by the Seller to such Borrower's bank without further instruction or consent from such Borrower or such other method of payment as may be acceptable to a reasonable, prudent mortgage lender.

7.4 There are no authorisations, approvals, licences or consents required as appropriate for the Seller to enter into or to perform the obligations under this Agreement or to render this Agreement legal, valid, binding, enforceable and admissible in evidence.

7.5 The Insurance Acknowledgements are valid, binding and enforceable against the relevant insurer by the Mortgages Trustee and the Security Trustee.

                                   SCHEDULE 2

                               REGISTERED TRANSFER

In the form of the Land Registry Form TR4 as shown overleaf with such amendments as the Mortgages Trustee may reasonably require to give effect to this Agreement or in such other form as the Mortgages Trustee may reasonably require to take account of changes in law or practice.

                                   SCHEDULE 3

                              UNREGISTERED TRANSFER

THIS DEED OF TRANSFER OF MORTGAGES is made the         day of             20[  ]

BETWEEN:

(1) ABBEY NATIONAL PLC whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (hereinafter called the TRANSFEROR) of the one part; and

(2) HOLMES TRUSTEES LIMITED whose registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (hereinafter called the TRANSFEREE) of the other part.

WHEREAS:

(A) By the charges by way of legal mortgage (the MORTGAGES) brief particulars of which are set out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the moneys therein mentioned.

(B) By a Mortgage Sale Agreement (as amended and/or restated from time to time) made between, inter alia, the Transferor and the Transferee on 26th July, 2000, the Transferor agreed to sell and the Transferee agreed to buy all right, title, interest, benefit and obligation (both present and future) of the Transferor in and under those Mortgages and all other mortgages in favour of the Transferor over such properties which do not relate to registered land for the consideration mentioned in the said Mortgage Sale Agreement.

NOW THIS DEED WITNESSETH as follows:

The Transferor hereby transfers unto the Transferee with full title guarantee all right, title, interest, benefit and obligation (both present and future) of the mortgagee in and under the Mortgages which do not relate to registered land including for the avoidance of doubt:

(b) the right to demand, sue for, recover, receive and give receipts for all principal moneys payable or to become payable under the relevant Mortgages or the unpaid part thereof and the interest due or to become due thereon (provided that the principal moneys payable under any Mortgage shall not be deemed to be due for the purpose of this paragraph merely because the legal date for redemption of the relevant Mortgage has passed);

(c) the benefit of all securities for such principal moneys and interest, the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and the benefit of and the right to sue on all covenants with, or vested in, the mortgagee in each Mortgage and the rights to exercise all powers of the mortgagee in relation to each Mortgage;

(d) all the estate and interest in the mortgaged properties vested in the mortgagee subject to redemption or cesser; and

(e) all causes of action of the mortgagee against any person in connection with any report, valuation, opinion, certificate, consent to mortgage or other statement of fact or opinion given in connection with any Mortgage or affecting the decision to make the relevant advance.

IN WITNESS of which this document has been executed and delivered as a deed the day and year first before written.

SIGNED as a DEED                        )
by:                                     )
as attorney for and on behalf of        )
ABBEY NATIONAL PLC                      )
under a power of attorney dated         )
in the presence of:                     )

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

                                   SCHEDULE 4

                                LENDING CRITERIA



LENDING CRITERIA

The Loans in the Initial Portfolio or, as the case may be, the relevant New Portfolio were originated according to the Seller's lending policy at the relevant time. However, the Seller retains the right to revise its lending policy from time to time, and so the criteria applicable to the New Loans may not be the same as those set out below. The criteria applicable as at the date of this Agreement are set out below.

2.     TYPES OF PROPERTY

       Properties may be either freehold or leasehold or (in Scotland) feudal. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the Loan.

       All properties have been valued by a valuer approved by the Seller.

3.     TERM OF LOAN

       There is a minimum term on the Loans of 5 years. The maximum term is normally 35 years. For interest only loans where the Borrower is using a pension plan as the relevant repayment mechanism to repay the loan at maturity, the maximum term is extended to 57 years to reflect the long-term nature of pension plans. For such pension-linked loans, if the property is a leasehold and the lease has 55 or fewer years unexpired as at the date of completion of the mortgage, the maximum term is 25 years. Otherwise, the maximum term on a leasehold property may not exceed the unexpired residue of the term of the relevant lease.

4.     AGE OF APPLICANT

       All Borrowers must be aged 18 or over. There is no maximum age limit unless the Mortgage Account is linked to a pension policy when the Mortgage Account must mature no later than the time when the Borrower reaches 75 years of age.

5.     LOAN TO VALUE RATIO

       The maximum original loan to value ratio of Loans in the Initial Portfolio is 95 per cent. (excluding any capitalised high loan to value fee, booking fee or valuation fee).

       Value is determined, in the case of a remortgage, on the basis of the valuer's valuation only and, in the case of a Property which is being purchased, on the lower of the valuer's valuation and the purchase price and, in the case of a further advance, on the basis of the valuer's valuation or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender and which has been approved by the Director of Group Property and Survey of the Seller (or his successor).

6.     STATUS OF APPLICANT(S)

       The maximum amount of the aggregate Loan(s) under a Mortgage Account is determined by a number of factors, including the applicant's income. In determining income, the Seller includes basic salary, regular overtime, bonus and commission as primary income. If these payments are not guaranteed or regular, they are treated as secondary income, together with, inter alia, rental income from tenanted residential property (up to 75 per cent. of such rental income).

       In the case of low credit risk Loans with an LTV ratio of equal to or less than 75 per cent. Borrowers (whether employed or self-employed) may certify as to their own income. For Loans with an LTV of more than 75 per cent. self-employed applicants must provide one of the following to certify as to their own income: an accountant's letter; minimum 2 years' signed accounts; or minimum 2 years' self-assessment returns and tax calculation forms and employed Borrowers must submit documentation (such as pay slips or bank statements) to certify as to their own income.

       The amount available to a Borrower is initially calculated as follows:


       -----------------  --------------------------------  ------------------------------  ------------------------------
       Total gross        LTV <=75%                         LTV <90%                        LTV >=90%
       primary income
       (pound)k's
       -----------------  --------------------------------  ------------------------------  ------------------------------
                          Single          Joint             Single          Joint           Single           Joint
       -----------------  --------------- ----------------  --------------- --------------  ---------------- -------------
       <=20               3.6             3.0               3.3             2.8             3.0              2.5
       -----------------  --------------- ----------------  --------------- --------------  ---------------- -------------
       >20-25             4.2             3.4               3.8             3.0             3.4              2.8
       -----------------  --------------- ----------------  --------------- --------------  ---------------- -------------
       >25-35             4.2             3.7               4.1             3.4             3.6              3.0
       -----------------  --------------- ----------------  --------------- --------------  ---------------- -------------
       >35-60             4.2             4.2               4.2             4.2             3.6              3.6
       -----------------  --------------- ----------------  --------------- --------------  ---------------- -------------
       >60                4.5             4.5               4.5             4.5             3.6              3.6
       -----------------  --------------- ----------------  --------------- --------------  ---------------- -------------

       The Seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the Loan(s). Accordingly, these parameters may vary for some Loans.

       This criterion is similarly applied to the relevant share of net profit for self employed applicants.

       The Seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the Loan(s). Accordingly, the above parameters may vary.

7.     CREDIT HISTORY

(a)    Credit Search

       A credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (e.g. county court judgment, default, bankruptcy notice) is revealed.

(b)    Existing Lender's Reference

       The Seller may also seek a reference from any existing and/or previous lender. Any reference must satisfy the Seller that the account has been properly conducted and that no history of material arrears exists.

(c)    First Time Buyers/Applicants in rented accommodation

       Where applicants currently reside in rented accommodation, a landlord's reference may be sought by the Seller. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the three preceding years.

(d)    Bank Reference

       A bank reference may be sought or the applicants may be required to provide bank statements in support of their application.

8.     SCORECARD

       The Seller uses some of the above criteria and various other criteria to provide an overall score for the application which reflects a statistical analysis of the risk of advancing the Loan.

                                   SCHEDULE 5

          POWER OF ATTORNEY IN FAVOUR OF FUNDING, THE MORTGAGES TRUSTEE
                            AND THE SECURITY TRUSTEE

         THIS DEED OF POWER OF ATTORNEY is made on the [o], 20[o] by:

(3) ABBEY NATIONAL PLC whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (registered number 2294747) (the SELLER);

in favour of each of:

(4) HOLMES FUNDING LIMITED whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (registered number 3982428) (FUNDING);

(5) HOLMES TRUSTEES LIMITED whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (registered number 3982431) (the MORTGAGES TRUSTEE); and

(6) JPMORGAN CHASE BANK, N.A., LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch) whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT in its capacity as trustee (the SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Funding Deed of Charge).

WHEREAS:

(C) By virtue of a mortgage sale agreement (the MORTGAGE SALE AGREEMENT) dated 26th July, 2000, as amended on 29th November, 2000, as amended and restated on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8 December, 2005 and made between the Seller (1) Funding (2) the Mortgages Trustee (3) and The Security Trustee (4) provision was made for the execution by the Seller of this Power of Attorney.

(D) Words and phrases in this Deed shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Amended and Restated Master Definitions and Construction Schedule dated 8 December, 2005 and signed for the purposes of identification by Allen & Overy LLP and Slaughter and May.

NOW THIS DEED WITNESSETH:

9. The Seller irrevocably and by way of security for the performance of the covenants, conditions and undertakings on the part of the Seller contained in the Mortgage Sale Agreement and the Servicing Agreement HEREBY APPOINTS each of Funding, the Mortgages Trustee and the Security Trustee (each an ATTORNEY) and any receiver and/or administrator appointed from time to time in respect of Funding and/or the Mortgages Trustee or their assets severally to be its true and lawful attorney for the Seller and in the Seller's name or otherwise to do any act matter or thing which any Attorney considers necessary for the protection or preservation of that Attorney's interest in the Loans and their Related Security or which ought to be done under the covenants, undertakings and provisions contained in the Mortgage Sale Agreement including (without limitation) any or all of the following that is say:

       (a) to execute, sign, seal and deliver (using the company seal of the Seller where appropriate) a conveyance, assignment, assignation or transfer of the Loans or any of them to the Mortgages Trustee and its successors in title or other person or persons entitled to the benefit thereof and to execute and deliver on its behalf each Scottish Trust Deed;

       (b) to execute, sign, seal and deliver (using the company seal of the Seller where appropriate) a conveyance, assignment, assignation or transfer of the Related Security or any item comprised therein (to the extent only that such item or items relate to the Loans) to the Mortgages Trustee and its successors in title or other person or persons entitled to the benefit thereof or entitled to be registered at the Land Registry as proprietor thereof or to be registered or recorded in the Registers of Scotland as heritable creditor thereof (as the case may be);

       (c) to do every other act or thing which the Seller is obliged to do under the Mortgage Sale Agreement or which that Attorney may otherwise consider to be necessary proper or expedient for fully and effectually vesting or transferring the interests now or at any time hereafter sold thereunder in the Loans and their Related Security or any or each of them and/or the Seller's estate right and title therein or thereto in the Mortgages Trustee and its successors in title or other person or persons entitled to the benefit thereof (as the case may be) in the same manner and as fully and effectually in all respects as the Seller could have done including any of the acts referred to in Clause 6.2(a) to (c) of the Mortgage Sale Agreement;

       (d) to exercise its rights, powers and discretions under the Loans including the right to fix the rate or rates of interest payable under the Loans in accordance with the terms thereof;

       (e) to discharge the Mortgages or any of them and to sign, seal, deliver and execute such discharges, receipts, releases, surrenders, instruments, retrocessions and deeds as may be requisite or advisable in order to discharge the relevant Property or Properties from the Mortgages or any of them; and

       (f) to exercise all the powers of the Seller in relation to such Loans and their Related Security.

2. Each Attorney shall have the power by writing under its hand by an officer of the Attorney from time to time to appoint a substitute who shall have power to act on behalf of the Seller as if that substitute shall have been originally appointed Attorney by this Deed (including, without limitation, the power of further substitution) and/or to revoke any such appointment at any time without assigning any reason therefor.

3. The laws of England shall apply to this Deed and the interpretation thereof and to all acts of the Attorney carried our or purported to be carried out under the terms hereof.

4. The Seller hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorneys shall lawfully do or cause to be done in and concerning the Loans or their Related Security by virtue of this Deed.

IN WITNESS WHEREOF the Seller has executed this document as a deed the day and year first before written.

SIGNED as a DEED                        )
by:                                     )
as attorney for and on behalf of        )
ABBEY NATIONAL PLC                      )
under a power of attorney dated         )
in the presence of:                     )

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

                                   SCHEDULE 6

                              LOAN PURCHASE NOTICE

Dated [                          ]

10. It is hereby agreed that for the purpose of this notice the PRINCIPAL AGREEMENT shall mean the Mortgage Sale Agreement dated 26th July, 2000 (as amended and/or restated from time to time) made between Abbey National PLC (the SELLER) (1), Holmes Funding Limited (2), Holmes Trustees Limited (the MORTGAGES TRUSTEE) (3) and JPMorgan Chase Bank, N.A., London Branch (formerly known as The Chase Manhattan Bank, London Branch) (the SECURITY TRUSTEE) (4).

11. Save where the context otherwise requires, words and expressions in this notice shall have the same meanings respectively as when used in the Principal Agreement.

12. In accordance with Clause 8.4 of the Principal Agreement, upon receipt of this Loan Repurchase Notice by the Seller there shall exist between the Seller and the Mortgages Trustee an agreement (the AGREEMENT FOR SALE) for the sale by the Mortgages Trustee to the Seller of the Loans and their Related Security more particularly described in the Schedule hereto. Completion of such sale shall take place on [ ].

13. The Agreement for Sale shall incorporate, mutatis mutandis, the relevant provisions of the Principal Agreement.


.........................................
Signed for and on behalf of
HOLMES TRUSTEES LIMITED

[On duplicate

.........................................
Signed for and on behalf of
ABBEY NATIONAL PLC]

                                    SCHEDULE


1                                       2                   3
Title No. (if registered)               Borrower            Property

                                   SCHEDULE 7

                        ASSIGNMENT OF THIRD PARTY RIGHTS

THIS DEED is made on [o], 20[o]

BETWEEN:

(7) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the TRANSFEROR); and

(2) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the TRANSFEREE).

WHEREAS:

(E) By the charges by way of legal mortgage or standard securities (the MORTGAGES) brief particulars of which are set out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the moneys therein mentioned.

(F) By a Mortgage Sale Agreement made between, inter alia, the Transferor and the Transferee on 26th July, 2000, as amended on 29th November, 2000, as amended and restated on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8 December, 2005 the Transferor agreed to sell and the Transferee agreed to buy all right, title, interest and benefit (both present and future) of the Transferor in and under those Mortgages and all Related Security (as defined in the Amended and Restated Master Definitions and Construction Schedule dated 8 December, 2005 and signed, for the purposes of identification by Slaughter and May and Allen & Overy LLP relating hereto) and all monies secured by those Mortgages and Related Security.

NOW THIS DEED WITNESSETH as follows:

1. The Transferor hereby transfers and assigns unto the Transferee with full title guarantee (or, in relation to rights and assets situated in or governed by the law of Scotland, with absolute warrandice):

       (a) the benefit of all Related Security relating to the Mortgages (including without limitation all securities for the principal moneys and interest secured by the Mortgages and the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and all MHA Documentation) other than any such Related Security which has been transferred to the Transferee by other means or which is not otherwise capable of such transfer; and

       (b) all causes and rights of action of the Transferor against any person in connection with any report, valuation, opinion, certificate, consent to mortgage or other statement of fact or opinion given in connection with any Mortgage or affecting the decision to make the relevant advance.

2. The Transferor on behalf of the Transferee agrees to intimate the assignation contained in Clause 1 hereof to all relevant third parties where required to do so pursuant to Clause 6 of the Mortgage Sale Agreement or as otherwise required by the Security Trustee.

IN WITNESS of which this document has been executed and delivered as a deed the day and year first before written.


SIGNED as a DEED                        )
by:                                     )
as attorney for and on behalf of        )
ABBEY NATIONAL PLC                      )
under a power of attorney dated         )
in the presence of:                     )

         Signature of witness:

         Name of witness:

         Address of witness:

         Occupation of witness:

                                   SCHEDULE 8

                           ASSIGNMENT OF MIG POLICIES

THIS DEED is made on 1st April, 2004

BETWEEN:

(8) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the SELLER); and

(9) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the MORTGAGES TRUSTEE).

WHEREAS:

(G) By a Mortgage Sale Agreement made between, inter alia, the Seller and the Mortgages Trustee on 26th July, 2000, as amended on 29th November, 2000, as amended and restated on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003 and as amended and restated on 1st April, 2004, the Seller agreed to transfer to the Mortgages Trustee certain charges by way of legal mortgage secured on residential property in England and Wales and standard securities secured on residential property in Scotland together with the benefit of any monies secured thereby.

(H) The Seller has the benefit of mortgage indemnity insurance policies numbered CAR 9401A, CAR 9401X, CAR 9601A and CAR 9601X and issued by Carfax Insurance Limited on 4th November, 1994, 4th November, 1994, 30th December, 1996 and 30th December, 1996 respectively.

(I) The Seller has agreed with the Mortgages Trustee to assign to the Mortgages Trustee the benefit of the MIG Policies to the extent that they relate to the Loans in the Portfolio.

NOW THIS DEED WITNESSETH as follows:

14. Capitalised terms in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, bear the meanings given to them in the Amended and Restated Master Definitions and Construction Schedule dated 1st April, 2004 signed for the purpose of identification by Allen & Overy and Slaughter and May (as the same may be amended, varied or supplemented from time to time) and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 thereof.

15. Subject to Clause 3 below, the Seller with full title guarantee hereby conveys, transfers and assigns to the Mortgages Trustee absolutely all its right, title, interest and benefit in the MIG Policies to the extent that they relate to the Loans and the Mortgages in the Portfolio, and all moneys and proceeds to become payable under any of the same and all covenants relating thereto and all powers and remedies for enforcing the same.

16. Notwithstanding anything to the contrary contained in this Deed or elsewhere, the Seller retains its right to cancel each or any of the MIG Policies and to reclaim the rebate of premium (if any) upon the cancellation of the relevant MIG Policy or MIG Policies as the case may be.

17. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS of which this document has been executed and delivered as a deed the day and year first before written.

SIGNED as a DEED                        )
by:                                     )
as attorney for and on behalf of        )
ABBEY NATIONAL PLC                      )
under a power of attorney dated         )
in the presence of:                     )

         Signature of witness:

         Name of witness:

         Address of witness:

         Occupation of witness:

                                   SCHEDULE 9

                         MIG POLICIES ASSIGNMENT NOTICE

To:    Carfax Insurance Limited
       The Albany
       South Esplanade
       St. Peter Port
       Guernsey
       Channel Islands
                                                                 1st April, 2004

Dear Sirs,

RE:    ASSIGNMENT OF MORTGAGE INDEMNITY INSURANCE POLICIES NUMBERED CAR
       9401A, CAR 9401X, CAR 9601A AND CAR 9601X ISSUED ON 4TH NOVEMBER, 1994, 4TH NOVEMBER, 1994, 30TH DECEMBER, 1996 AND 30TH DECEMBER, 1996 RESPECTIVELY (EACH A MIG POLICY AND TOGETHER THE MIG POLICIES)

We hereby give you notice that, by an assignment dated 1st April, 2004 and made between ourselves and Holmes Trustees Limited (the MORTGAGES TRUSTEE), we assigned all of our right, title, benefit and interest in the MIG Policies (to the extent that they relate to the loans and the mortgages in a portfolio referred to in a mortgage sale agreement dated 26th July, 2000 (as amended and/or restated from time to time) between ourselves, Holmes Funding Limited, the Mortgages Trustee and JP Morgan Chase Bank, London Branch (formerly known as The Chase Manhattan Bank, London Branch)) to the Mortgages Trustee (with the proviso that such assignment did not include our rights to cancel each or any of the MIG Policies and to reclaim the rebate of premium (if any) upon the cancellation of the relevant MIG Policy or MIG Policies, as the case may be).

Yours faithfully,


.........................................
For and on behalf of
ABBEY NATIONAL PLC

Copy:  Holmes Trustees Limited
       Holmes Funding Limited

                                  SCHEDULE 10

              ABBEY NATIONAL PLC POLICIES INSURANCE ACKNOWLEDGEMENT

    ON THE HEADED NOTEPAPER OF EACH OF THE ABBEY NATIONAL PLC POLICY INSURERS


To:    Abbey National PLC (the SELLER)
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN

       Holmes Trustees Limited (the MORTGAGES TRUSTEE)
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN

       Holmes Funding Limited (FUNDING)
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN


       JPMorgan Chase Bank, N.A., London Branch (formerly known as The Chase Manhattan Bank, London Branch)
       (the SECURITY TRUSTEE)
       Trinity Tower
       9 Thomas More Street
       London E1W 1YT


Dear Sirs,

                           ABBEY NATIONAL PLC POLICIES

We refer to the home insurance policies issued or to be issued by the Seller on our behalf to borrowers in respect of properties mortgaged by such borrowers to the Seller on or after [ ], 20[ ], and in respect of which the Seller and the borrower is named or will be named as the insured (the ABBEY NATIONAL PLC POLICIES).

The Seller has informed us that:

(a) the Seller may transfer or agree to transfer its interest in properties which are covered by Abbey National Insurance Plc Policies to the Mortgages Trustee;

(b) the Mortgages Trustee may declare a trust over its interest in such properties in favour of Funding and the Seller; and

(c)    Funding may charge its interest in such properties to the Security
       Trustee.

In consideration of the execution of the attached indemnity in our favour by the Seller and the payment of (pound)1 made by each of the Seller, the Mortgages Trustee, Funding and the Security Trustee (receipt whereof is hereby acknowledged), we hereby confirm that the arrangements set out in (a), (b) and
(c) will not cause the Abbey National Plc Policies to lapse or terminate and, notwithstanding any such arrangements, we will continue to pay claims in the same way and in the same amount as we would have paid, had the arrangements not been entered into.

Yours faithfully,





FOR AND ON BEHALF OF [THE RELEVANT ABBEY NATIONAL PLC POLICIES INSURER]

                                  SCHEDULE 11

               PROPERTIES IN POSSESSION INSURANCE ACKNOWLEDGEMENT

 ON THE HEADED NOTEPAPER OF BAKER STREET RISK AND INSURANCE (GUERNSEY) LIMITED


To:    Abbey National PLC (the SELLER)
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN

       Holmes Trustees Limited (the MORTGAGES TRUSTEE)
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN

       Holmes Funding Limited (FUNDING)
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN

       JPMorgan Chase Bank, N.A., London Branch (formerly known as The Chase Manhattan Bank, London Branch)
       (the SECURITY TRUSTEE)
       Trinity Tower
       9 Thomas More Street
       London E1W 1YT

Dear Sirs,

PROPERTIES IN POSSESSION POLICY NUMBER BSRI0004PIP (THE POLICY)

We refer to the transaction entered into or to be entered into between, inter alios, each of the parties to whom this letter is addressed, pursuant to which:

(d) the Seller may assign or agree to transfer its interest in properties which are (or may from time to time be) covered by the Policy to the Mortgages Trustee;

(e) the Mortgages Trustee may declare a trust over its interest in such properties in favour of Funding and the Seller; and

(f)    Funding may charge its interest in such properties to the Security
       Trustee.

In consideration of the payment of (pound)1 made by each of the Seller, the Mortgages Trustee, Funding and the Security Trustee (receipt whereof is hereby acknowledged), we hereby confirm that the arrangements set out in (a), (b) and
(c) will not cause the Policy to lapse or terminate and, notwithstanding any such arrangements, we will continue to pay claims under the Policy in the same way and in the same amount as we would have paid them, had the said arrangements not been entered into.

Yours faithfully,



FOR AND ON BEHALF OF BAKER STREET RISK AND INSURANCE (GUERNSEY) LIMITED

                                  SCHEDULE 12

                              NEW PORTFOLIO NOTICE

                                                    Dated [                    ]

18. It is hereby agreed for the purpose of this notice the PRINCIPAL AGREEMENT shall mean the Mortgage Sale Agreement dated 26th July, 2000 (as amended and/or restated from time to time) made between (1) Abbey National PLC (the SELLER), (2) Holmes Funding Limited (FUNDING), (3) Holmes Trustees Limited (the MORTGAGES TRUSTEE) and (4) JPMorgan Chase Bank, N.A., London Branch (formerly known as The Chase Manhattan Bank, London Branch) (the SECURITY TRUSTEE).

19. Save where the context otherwise requires, words and expressions in this notice shall have the same meanings respectively as when used in the Principal Agreement.

20. In accordance with and subject to Clause 4.1 of the Principal Agreement, upon receipt by the Seller of the duplicate of this notice signed by Funding and the Mortgages Trustee, there shall exist between the Seller, Funding and the Mortgages Trustee an agreement (the AGREEMENT FOR SALE) for the sale by the Seller to the Mortgages Trustee of the New Loans and the Related Security more particularly described in the Schedule hereto (other than any New Loans and their Related Security which have been redeemed in full prior to the next following Assignment Date). Completion of such sale shall take place on [ ].

21. The Agreement for Sale shall incorporate, mutatis mutandis, the relevant provisions of the Principal Agreement.

.........................................
Signed for and on behalf of
ABBEY NATIONAL PLC

[On duplicate]

We hereby acknowledge receipt of the New Portfolio Notice dated [ ], and confirm that we are prepared to purchase New Loans as set out in that notice.

.........................................
Signed for and on behalf of
HOLMES FUNDING LIMITED



.........................................
Signed for and on behalf of
HOLMES TRUSTEES LIMITED

                                    SCHEDULE



1                                       2                         3
Title No. (if registered)               Borrower                  Property

                                  SCHEDULE 13

                           FORMS OF SCOTTISH TRANSFER
                                     PART 1

                                  LAND REGISTER

We, ABBEY NATIONAL PLC, incorporated under the Companies Acts in England (Registered Number 2294747) and having our Registered Office formerly at Abbey House, Baker Street, London NW1 6XL and now at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the Transferor) CONSIDERING THAT in terms of a Mortgage Sale Agreement among us the Transferor, HOLMES TRUSTEES LIMITED, incorporated under the Companies Acts in England (Registered Number 3982431) and having its Registered Office formerly at Abbey House, Baker Street, London N1 6XL and now at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the TRANSFEREE) and others dated 26th July, 2000 as amended on 29th November, 2000, as amended and restated on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8th December, 2005 (the MORTGAGE SALE AGREEMENT) we have sold our whole right, title and interest in and to the Standard Securities and others hereinafter mentioned to the Transferee NOW THEREFORE we the Transferor IN CONSIDERATION of the sums payable in terms of and in implement pro tanto of the Mortgage Sale Agreement HEREBY ASSIGN to the Transferee as trustee under and in terms of the Mortgages Trust Deed among us, the Transferor, the Transferee and others dated 25th July, 2000 as amended on 29th November, 2000, as amended on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8th December, 2005 (the MORTGAGES TRUST DEED) and its successor or successors as trustee or trustees under and in terms of the Mortgages Trust Deed:

(a) the Standard Securities granted by the respective parties whose names are specified in Column 3 of the Schedule annexed and executed as relative hereto in favour of us the Transferor for all sums due and to become due, to the extent of the sums specified in the relative entry in Column 6 of the said Schedule being the amounts now due under the said respective Standard Securities, registered said Standard Securities in the Land Register under the Title Number specified in the relative entry in Column 4 of the said Schedule on the date specified in the relative entry in Column 5 of the said Schedule; and

(b) the whole rights and interest of us the Transferor in and under all and any personal bonds, credit agreements or agreements for loan (however constituted) secured by the said Standard Securities and granted by or entered into with the said respective parties whose names are specified in Column 3 of the said Schedule, the dates of the respective personal bonds, credit agreements or agreements for loan being specified in the relative entry in Column 7 of the said Schedule:

With interest from and also arrears and accumulations of interest due and unpaid
as at [      ]: And we grant warrandice: IN WITNESS WHEREOF these presents typewritten on this [and the preceding] page are together with the Schedule
annexed hereto executed at [      ] on the [      ] day of [      ] as follows:

SUBSCRIBED for and on behalf of the said ABBEY NATIONAL PLC

by       ...............................  ......................................

and      ...............................  ......................................

    SCHEDULE REFERRED TO IN THE FOREGOING ASSIGNATION BY ABBEY NATIONAL PLC
                      IN FAVOUR OF HOLMES TRUSTEES LIMITED

1            2        3           4       5             6     7
Account No.  Address  Borrowers   Title   Registration  Sum   Date of  Bond or
                      Full Names  Number  Date          Due   Loan Agreement

                                     PART 2

                                 SASINE REGISTER

We, ABBEY NATIONAL PLC, incorporated under the Companies Acts in England (Registered Number 2294747) and having our Registered Office formerly at Abbey House, Baker Street, London NW1 6XL and now at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the TRANSFEROR) CONSIDERING THAT in terms of a Mortgage Sale Agreement among us the Transferor, HOLMES TRUSTEES LIMITED, incorporated under the Companies Acts in England (Registered Number 3982431) and having its Registered Office formerly at Abbey House, Baker Street, London N1 6XL and now at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the TRANSFEREE) and others dated 26th July, 2000 as amended on 29th November, 2000, as amended and restated on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8th December, 2005 (the MORTGAGE SALE AGREEMENT) we have sold our whole right, title and interest in and to the Standard Securities and others hereinafter mentioned to the Transferee NOW THEREFORE we the Transferor IN CONSIDERATION of the sums payable in terms of and in implement pro tanto of the Mortgage Sale Agreement HEREBY ASSIGN to the Transferee as trustee under and in terms of the Mortgages Trust Deed among us, the Transferor, the Transferee and others dated 25th July, 2000 as amended on 29th November, 2000, as amended on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8th December, 2005 (the MORTGAGES TRUST DEED) and its successor or successors as trustee or trustees under and in terms of the Mortgages Trust Deed:

(c) the Standard Securities granted by the respective parties whose names are specified in Column 3 of the Schedule annexed and executed as relative hereto in favour of us the Transferor for all sums due and to become due, to the extent of the sums specified in the relative entry in Column 6 of the said Schedule being the amounts now due under the said respective Standard Securities, recorded said Standard Securities in the Register for the County specified in the relative entry in Column 4 of the said Schedule on the date specified in the relative entry in Column 5 of the said Schedule; and

(d) the whole rights and interest of us the Transferor in and under all and any personal bonds, credit agreements or agreements for loan (however constituted) secured by the said Standard Securities and granted by or entered into with the said respective parties whose names are specified in Column 3 of the said Schedule, the dates of the respective personal bonds, credit agreements or agreements for loan being specified in the relative entry in Column 7 of the said Schedule:

With interest from and also arrears and accumulations of interest due and unpaid
as at [      ]: And we grant warrandice: IN WITNESS WHEREOF these presents typewritten on this [and the preceding] page are together with the Schedule
annexed hereto executed at [      ] on the [      ] day of [      ] as follows:

SUBSCRIBED for and on behalf of the said
ABBEY NATIONAL PLC
by .....................................  ......................................

and ....................................  ......................................

   SCHEDULE REFERRED TO IN THE FOREGOING ASSIGNATION BY ABBEY NATIONAL PLC IN
                       FAVOUR OF HOLMES TRUSTEES LIMITED



1            2        3           4       5          6      7
Account No.  Address  Borrowers   County  Recording  Sum    Date of
                      Full Names          Date       Due    Bond or Loan
                                                            Agreement

                                  SCHEDULE 14

                           FORM OF SCOTTISH TRUST DEED

DECLARATION OF TRUST

among

ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales (registered number 2294747) and having its Registered Office formerly at Abbey House, Baker Street, London NW1 6XL and now at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the SELLER)

and

HOLMES TRUSTEES LIMITED, a private limited company incorporated under the laws of England and Wales (registered number 3982431) and having its Registered Office formerly at Abbey House, Baker Street, London NW1 6XL and now at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN as trustee under and in terms of the mortgages trust deed aftermentioned (the MORTGAGES TRUSTEE)

and

HOLMES FUNDING LIMITED, a private limited company incorporated under the laws of England and Wales (registered number 3982428) and having its Registered Office formerly at Abbey House, Baker Street, London NW1 6XL and now at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (FUNDING)

WHEREAS:

(J) Title to the Scottish Trust Property aftermentioned is held by and vested in the Seller;

(K) In terms of a Mortgages Trust Deed entered into among the Seller, Funding, the Mortgages Trustee and SPV Management Limited dated 25th July, 2000 (as subsequently amended and restated) and the Mortgages Trust constituted in terms thereof the Mortgages Trustee holds the Trust Property on trust for the Beneficiaries therein specified;

(L) In terms of a Mortgage Sale Agreement entered into among, inter alia, the Seller, Funding and the Mortgages Trustee dated 26th July, 2000 as amended on 29th November, 2000, as amended and restated on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8th December, 2005 (the MORTGAGE SALE AGREEMENT) the Seller has agreed to sell the said Scottish Trust Property to the Mortgages Trustee to be held thereafter by the Mortgages Trustee under and in terms of the Mortgages Trust; and

(M) In implement of Clause 4.5 of the Mortgage Sale Agreement and pending the taking of legal title to the said Scottish Trust Property by the Mortgages Trustee, the Seller has undertaken to grant this deed:

NOW THEREFORE the parties HEREBY AGREE and DECLARE as follows:

1.     INTERPRETATION

       In this deed:

       1.1 words and expressions defined in the Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on 8 December, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this deed, including the recitals hereto, and this deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the said Amended and Restated Master Definitions and Construction Schedule; and

       1.2 SCOTTISH TRUST PROPERTY shall mean the Scottish Loans and the Scottish Mortgages and other Related Security relative thereto, brief particulars of which Scottish Loans and Related Security are detailed in the schedule annexed and executed as relative hereto, and all principal sums, including any further advances, present or future, interest and expenses comprised therein and secured thereby, together with:

              (i) all payments of principal and interest (including, for the avoidance of doubt, all Accrued Interest, Arrears of Interest, Capitalised Expenses and Capitalised Arrears) and other sums due or to become due in respect of the said Scottish Loans and their Related Security including, without limitation, the right to demand, sue for, recover and give receipts for all principal monies, interest and costs and the right to sue on all covenants and undertakings made or expressed to be made in favour of the Seller under the applicable Mortgage Terms but excluding all sums due or to become due in respect of any Early Repayment Fee;

              (ii) subject where applicable to the subsisting rights of redemption of Borrowers, all MHA Documentation, Deeds of Postponement or any collateral security for the repayment of the relevant Scottish Loans;

              (iii) the right to exercise all the powers of the Seller in relation thereto subject to and in accordance with the relevant Mortgage Terms but so that, in the case of any of the said Scottish Mortgages related to the said Scottish Loans which are subject to the ANPLC 1995 Mortgage Conditions, the ANPLC 1995 Scottish Mortgage Conditions, the ANPLC 2002 Mortgage Conditions or the ANPLC 2004 Mortgage Conditions (or any replacement therefor which would be acceptable to a reasonable, prudent mortgage lender), the Mortgages Trustee shall not, save as set out in the Servicing Agreement, be entitled to exercise the entitlement set out in Condition 29.2 of the ANPLC 1995 Mortgage Conditions or Condition 27.2 of the 1995 ANPLC Scottish Mortgage Conditions or Condition 27.3 of the ANPLC 2002 Mortgage Conditions or Condition 31.3 of the ANPLC 2004 Mortgage Conditions (or their equivalent) (but without prejudice to any other rights under the ANPLC 1995 Mortgage Conditions or the ANPLC 1995 Scottish Mortgage Conditions or the ANPLC 2002 Mortgage Conditions or the ANPLC 2004 Mortgage Conditions);

              (iv) all the estate and interest in the relevant Scottish Properties vested in the Seller;

              (v) each relevant Certificate of Title and Valuation Report and any right of action of the Seller against any solicitor, valuer or other person in connection with any report, valuation, opinion, certificate or other statement of fact or opinion given in connection with any such Scottish Loan and its Related Security, or any part thereof or affecting the decision of the Seller to make or offer to make a Scottish Loan or part thereof; and

              (vi) the proceeds of all claims made by or on behalf of the Seller or to which the Seller is entitled under the Buildings Policies and the Properties in Possession Policy.

2.     DECLARATION OF TRUST

       The Seller hereby DECLARES that from and after the date hereof the Seller holds and subject to clause 8 hereof, shall henceforth hold the Scottish Trust Property and its whole right, title and interest, present and future, therein and thereto in trust absolutely for the Mortgages Trustee and its assignees (whether absolutely or in security) whomsoever.

3.     INTIMATION

       The Seller hereby intimates to the Mortgages Trustee the coming into effect of the trust hereby declared and created and the Mortgages Trustee by its execution of this deed immediately subsequent to the execution hereof by the Seller acknowledges such intimation.

4.     DEALINGS WITH SCOTTISH TRUST PROPERTY AND NEGATIVE PLEDGE

       The Seller warrants and undertakes that:

4.1 as at the date hereof it holds, subject to any pending registration or recording in the Registers of Scotland, legal title to the Scottish Trust Property unencumbered by any fixed or floating charge, diligence or other Security Interest;

4.2 it shall not create or agree to create any fixed or floating charge or other Security Interest or Encumbrance over or which may attach to or affect the whole or any part of the Scottish Trust Property or otherwise dispose of the same at any time when such Scottish Trust Property or part thereof remains subject to the trust hereby created; and

4.3 it shall deal with the Scottish Trust Property (including without prejudice to said generality the calculation and setting of any interest rate applicable thereto) in accordance with the provisions of the Transaction Documents and the specific written instructions (if any) of the Mortgages Trustee or its foresaids and shall take, subject to clause 6 hereof, any such action as may be necessary (including for the avoidance of doubt the raising or defending of any proceedings in any court of law whether in Scotland or elsewhere) to secure or protect the title to the Scottish Trust Property but only in accordance with the specific written instructions (if any) of the Mortgages Trustee or its foresaids.

5.     TRANSFER OF TITLE

5.1 The Mortgages Trustee and its foresaids as beneficiaries hereunder shall have the right to call upon the Seller to execute and deliver to the Mortgages Trustee, subject to the terms of clause 6 of the Mortgage Sale Agreement, valid assignations of the Scottish Trust Property or any part thereof, and that notwithstanding the winding up of the Seller or the making of any administration order in respect of the Seller or the appointment of a receiver or administrator to all or any part of the Scottish Trust Property.

5.2 The Seller undertakes to the Mortgages Trustee and binds and obliges itself that, upon the occurrence of any one of the events specified in Clause 6.1 of the Mortgage Sale Agreement, it will within five London Business Days of such occurrence provide such information as is necessary to enable the Mortgages Trustee to complete Scottish Transfers (including all schedules and annexures thereto) in relation to the whole of the Scottish Trust Property.

5.3 For further assuring the said rights and powers specified in this clause 5, the Seller has granted a power of attorney in favour of the Mortgages Trustee, Funding and the Security Trustee substantially in the form set out in Schedule 5 to the Mortgage Sale Agreement.

6.     MORTGAGES TRUSTEE DECLARATION OF TRUST

       The Mortgages Trustee by its said execution of this deed hereby DECLARES that its whole right, title and beneficial interest in and to the Scottish Trust Property in terms of this deed are and shall be held (to the extent not already so held) by the Mortgages Trustee and its foresaids under and in terms of the Mortgages Trust and all sums and amounts received or held by the Mortgages Trustee relating thereto or deriving therefrom have been and shall be added (to the extent aforesaid) to the Trust Property as defined in and held by the Mortgages Trustee under the Mortgages Trust Deed.

7.     MORTGAGES TRUST INTIMATION

       The Mortgages Trustee hereby intimates to Funding and the Seller, as Beneficiaries of the Mortgages Trust, the declaration of trust made in terms of clause 6 hereof and Funding and the Seller by their respective executions of this deed acknowledge such intimation.

8.     TERMINATION OF TRUST

       If:

       8.1 legal title to any part or parts of the Scottish Trust Property is taken by the Mortgages Trustee or its foresaids (including the Issuer or the Security Trustee) in accordance with the provisions of clause 5 hereof (which in the case of any Scottish Mortgage shall be constituted by the registration or recording of the title thereto in the Registers of Scotland); or

       8.2 any part or parts of the Scottish Trust Property forms the subject of a repurchase in accordance with the terms of clauses 7.4 or 8.5 of the Mortgage Sale Agreement;

       the trust hereby declared and created shall (but only when any of the events or transactions before stated has been completed irrevocably, validly and in full) ipso facto fall and cease to be of effect in respect of such part or parts of the Scottish Trust Property but shall continue in full force and effect in respect of the whole remainder (if any) of the Scottish Trust Property.

9.     CHANGE OF TRUSTEE

       Except with the prior consent of the Mortgages Trustee and (for so long as each retains any right or interest in the Scottish Trust Property) Funding and the Security Trustee, the Seller shall not be entitled to resign office as a trustee or assume a new trustee or trustees under this deed.

10.    VARIATION

       This deed and the trust hereby declared and created shall not be varied in any respect without the consent in writing of the Mortgages Trustee or its foresaids and (for so long as each retains any right or interest in the Scottish Trust Property) Funding and the Security Trustee.

11.    GOVERNING LAW

       This deed shall be governed by and construed in accordance with the law of Scotland and each of the parties hereby prorogates the non-exclusive jurisdiction of the Scottish courts so far as not already subject thereto and waives any right or plea of forum non conveniens in respect of such jurisdiction.

12.    REGISTRATION

       The parties hereto consent to the registration of these presents for preservation:

IN WITNESS WHEREOF these presents typewritten on this and the preceding four pages together with the Schedule annexed hereto are executed for and on behalf of the Seller, the Mortgages Trustee and Funding at [ ] on [ ] as follows:

SUBSCRIBED for and on behalf of the said

ABBEY NATIONAL PLC

by       ...............................  ......................................

and      ...............................  ......................................

SUBSCRIBED for and on behalf of the said

HOLMES TRUSTEES LIMITED

by       ...............................  ......................................

and      ...............................  ......................................

SUBSCRIBED for and on behalf of the said

HOLMES FUNDING LIMITED

by       ...............................  ......................................

and      ...............................  ......................................

           SCHEDULE REFERRED TO IN THE FOREGOING DECLARATION OF TRUST
  AMONG ABBEY NATIONAL PLC, HOLMES TRUSTEES LIMITED AND HOLMES FUNDING LIMITED

             Details of Scottish Mortgage Loans and Related Security

1              2          3                       4               5
Account No.    Address    Borrower's full name    Title Number    Sum Due

SIGNED for and on behalf of             )
ABBEY NATIONAL PLC                      )



SIGNED for and on behalf of             )
HOLMES FUNDING LIMITED                  )



SIGNED for and on behalf of             )
HOLMES TRUSTEES LIMITED                 )



SIGNED for and on behalf of             )
JPMORGAN CHASE BANK,        N.A.,       )
LONDON BRANCH                           )

                                     EXHIBIT

                                     PART 1

                                INITIAL PORTFOLIO

This is Part 1 of the Exhibit to a Mortgage Sale Agreement dated 26th July, 2000 made between Abbey National PLC (1), Holmes Funding Limited (2), Holmes Trustees Limited (3) and JPMorgan Chase Bank, N.A., London Branch (formerly known as The Chase Manhattan Bank, London Branch) (4)


.........................................
ABBEY NATIONAL PLC


.........................................
HOLMES FUNDING LIMITED


.........................................
HOLMES TRUSTEES LIMITED


.........................................
JPMORGAN CHASE BANK, N.A., LONDON BRANCH

                                     EXHIBIT

                                     PART 2

                             STANDARD DOCUMENTATION

This is Part 2 of the Exhibit to a Mortgage Sale Agreement dated 26th July, 2000, as amended on 29th November, 2000, as amended and restated on 23rd May, 2001, as amended and restated on 5th July, 2001, as amended and restated on 8th November, 2001, as amended and restated on 7th November, 2002, as amended and restated on 26th March, 2003, as amended and restated on 1st April, 2004 and as amended and restated on 8th December, 2005 made between Abbey National PLC (1), Holmes Funding Limited (2), Holmes Trustees Limited (3) and JPMorgan Chase Bank, N.A., London Branch (formerly known as The Chase Manhattan Bank, London Branch)
(4)



.........................................
ABBEY NATIONAL PLC


.........................................
HOLMES FUNDING LIMITED


.........................................
HOLMES TRUSTEES LIMITED


.........................................
JPMORGAN CHASE BANK, N.A., LONDON BRANCH

                         LIST OF STANDARD DOCUMENTATION

                                     PART 1

      STANDARD DOCUMENTATION FOR ENGLAND AND WALES (INCLUDING FORMS FOR THE
                            WHOLE OF GREAT BRITAIN)

1.     Mortgage Deed (CPA20103) - 2 versions - June, 1996 and January 1998

2.     3rd Party Mortgage Deed (Q90) - November 1994

3. Deed of Substitution (CPA10063) - July 1995 and December 2003 (MORT 0078 DEC 03 F) and (MORT 0078 NOV 04 DS)

4. Certificate of Title & Funds Request (CPA20105) - 4 versions - August 1997, August 1999, May 2003 and November 2004 (MORT 0140 MAY 03 F) and (MORT 0140 NOV 04 DS)

5. Deed of Consent (M94/CPA10049) - 3 versions - July 1995, December 1997 and December 2003 (MORT 0103 DEC 03 F) and (MORT 0103 NOV 04 DS)

6.     Deed of Consent - Additional Loan (CPA30147) - March 1998

7. Deed of Guarantee (CPC10017) - August 1997 and December 2003 (MORT 066 DEC 03 F)

8.     Deed of Postponement (Additional Loan Q95) - November 1994

9. Deed of Postponement (New Loan Q96) - November 1994 and December 2003 (MORT 0124 DEC 03 F) and (MORT 0124 NOV 04 DS)

10. Mortgage Application Form (CPA20073) - 3 versions - April 1996, undated and November 2003 (MORT 0026 NOV 03 F)

11.    Deed of Further Charge - March 1998

12. Additional Loan Application 2 versions - undated and November 2003 (MORT 0027 NOV 03 F)

13. Mortgage Conditions (1995 Edition) - 2 versions (1995 print and 1998 reprint) (CPA2 0062 FEB 00 F)

14. Re-mortgage Application Form 2 versions - August 1997 and November 2003 (MORT 0028 NOV 03 F)

15. Offer Letter (with Mortgage Account Summary in completion letter) - 7th January, 1999

16.    Mortgage Overpayments and Underpayments - undated

17.    High Loan to Value Fee - 2 versions - December 1997 and undated

18. Interest Charging and Accrued Interest - 2 versions - January 1998 and undated

19.    Valuation for Mortgage Purposes (blank form) - April 1997

20.    Additional Loan Valuation - July 1995

21.    Home Improvement Loan Application Form - May 1995

22. Tariff of Charges for Residential Mortgages and Secured Loans - June 1997 and February 2003

23.    Deed of Covenant - July 1995

24.    Assignment of Building Contract - July 1995

25.    Your Additional Loan Offer - March 1998

26. General Instructions for Solicitors and Licensed Conveyancers - 1994 edition

27.    Council of Mortgage Lenders - Lenders' Handbook - 1999 edition

28.    Fee Schedules - January 1998, March 2000 and April 2000

29.    Properties in Possession Policy and endorsements

30.    Offer Letter for flexible mortgage product

31.    Flexible Mortgage Conditions 2002 (MORT 0146 JUNE 02 F)

32.    Tracker Mortgage Conditions 2001 England & Wales (MORT 0046 JUL 02 F)

33.    Mortgage Conditions 2001 England & Wales "Classic" (CPA 2 0511 APR 01 F)

34.    Mortgage Conditions 2001 England & Wales "Lifestyle" (CPA2 0513 APR 01 F)

35.    Standard Mortgage Conditions 2004 (Printed 2005)(MORT 0154 MAY 05 DS)

36.    Tracker Mortgage Condition 2002 (MORT 0163 NOV 02 DS)

37. Flexible Mortgage - Copy of proposed credit agreement containing notice of right to withdraw

38.    Flexible Mortgage Product - Drawdown Conditions

39.    Special conditions

40.    Flexible Plus Mortgage Conditions 2003 (MORT 0201 MAY 05 DS)

41.    Mortgage Deed (MD004H)

42.    Standard Mortgage Deed (MD684V)

43.    Flexible Mortgage Deed (MD684D)

44.    Tracker Mortgage Deed (MD684W)

45.    Tracker Mortgage Deed (MD684B)

46.    Mortgage Deed (MD 684B)

47.    Mortgage Deed (MD684A)

48.    Mortgage Deed (MD684U)

49.    A straightforward guide to your Mortgage (MORT 0007 OCT 02 DS)

50.    Understanding the costs of your Mortgage (MORT 005 DEC 03 DS)

51.    Tracker Mortgage Conditions (2002-UK)

52.    Standard Mortgage Conditions (2002 - UK)

53.    Flexible Mortgage Conditions (2002 - UK) (MORT 0146 JUNE 02 F)

54. Flexible Plus Mortgage Conditions (2003-UK) (MORT 0201 MAY 03 DS) (MORT 0201 FEB 04 F)

55.    MAS Conditions 23/06/04

56.    Application for Flexible Plus Mortgage (UK) (MORT 0052 MAR 04 F)

57.    Using your Flexible and Flexible Plus Mortgage (UK) (MORT 0155 MAR 04 DS)

58.    Our latest Flexible Plus Mortgages (UK) (MORT 0015 JUN 04 DS)

59.    The facts about Flexible Plus Mortgage (UK) (MORT 0004 DEC 03 DS)

60.    How to choose the mortgage that's right for you (UK) (MORT 0002 NOV 03
       DS)

61.    Application for Mortgage (UK)

62.    Application for Additional Loan (UK)

63. Application for Remortgage (properties already owned) (UK) (MORT 0028 MAR 04 DS)

64.    Application for Home Insurance (UK)

65.    CAT Standard Mortgage and Home Improvement Loan (UK) (MORT 0034 JUN 04
       DS)

66.    Using Your Flexible Plus Mortgage (UK) (MORT 0248 FEB 04 DS)

67.    Application for Mortgage (UK) (MORT 0026 NOV 04 DS)

68.    Application for Flexible Plus Mortgage (UK) (MORT 0052 JAN 05 DS)

69.    Application for Additional Loan (additional advance) (UK) (MORT 0027 NOV
       04 DS

70. Application for Remortgage (properties already owned) (UK) (MORT 0028 NOV 04 DS)

71.    Standard Mortgage Conditions 2004 (edition) (UK) (MORT 0154 NOV 04 DS)

72.    Flexible Plus mortgage conditions 2003 (edition) (UK) (MORT 0201 NOV 04
       DS)

73. Flexible and Flexible Plus mortgage credit limit reviews (UK) (MORT 0090 NOV 04 DS)

74.    How to choose the mortgage that's right for you (UK) (MORT 0002 NOV 04
       DS)

75.    The facts about Flexible Plus mortgage (UK) (MORT 0004 DEC 04 DS)

76.    Using your Flexible and Flexible Plus Mortgage (UK) (MORT 0155 NOV 04 DS)

77.    Our latest Flexible Plus Mortgages (UK) (MORT 0015 OCT 04 DS)

78.    Using your Flexible mortgage (UK) (MORT 0063 NOV 04 DS)

79.    Our latest mortgage offers (UK) (MORT 0001 JAN 05 DS)

80.    Substitute Property Details Application (UK) (MORT 0053 JAN 05 DS)

81. Transfer of property ownership and change of borrowers (UK) (MORT 0129 JAN 05 DS)

82.    A straightforward guide to your mortgage (UK) (MORT 0007 NOV 04 DS)

83.    Understanding the costs of your mortgage (UK) (MORT 0005 NOV 04 DS 2)

84.    Mortgage Certificate (UK) (MORT 0006 NOV 04 DS)

85.    Additional Services and Tariff of Charges (UK) (MORT 0012 MAY 05 DS)

86.    Mortgage repayment form (UK) (MORT 0020 DEC 04 DS)

87.    Repaying your mortgage (UK) (MORT 0099 DEC 04 DS)

88. How we work out the interest you pay on your mortgage (UK) (MORT 0217 NOV 04 DS)

89.    Key facts about our services (UK) (MORT 0367 JAN 05 DS)

90.    Key facts about our services (UK) (MORT 0368 JAN 05 DS)

91.    Here's what to do next (UK) (MORT 0003 JAN 05 DS)

92.    MAS Conditions 21/02/05 Query 940708

1.     Deed of Postponement (MORT 0125 NOV 04 DS)

2.     Deed of consent and charge (MORT 0105 NOV 04 DS)

3.     Certificate of title and funds (MORT 0057 NOV 04 DS)

4.     Flexible Mortgage Deed (MORT 0079 NOV 04 DS)

5.     Deed of Guarantee (MORT 0066 NOV 04 DS)

6.     Standard Mortgage Deed (MORT 0148 NOV 04 DS)

7. Explanatory notes for transfer of property and change of borrowers (MORT 0165 NOV 04 DS)

8.     Flexible plus mortgage deed (MORT 0202 NOV 04 DS)

                                     PART 2

                       STANDARD DOCUMENTATION FOR SCOTLAND

93.    Standard Security (1995) (MORT 0067 NOV 01 F)

94.    Standard Security (2002) (MORT 0149 JUL 02 F) (MORT 0149 NOV 02 F)

95.    Standard Security (Tracker) (MORT 0064 JUL 02 F) (MORT 0064 NOV 02 F)

96.    Standard Security (Flexible Mortgages) (MORT 0102 JUN 02 DS)

97.    Deed of Guarantee (Scotland)

98.    Certificate of Title and Funds Request form (Scotland) (MORT 0055 FEB 02
       F)

99.    Mortgage Conditions (1995 - Scotland) (MORT 0041 NOV 01 F)

100. Mortgage Conditions for Regulated Loans (1998 - Scotland) (MORT 0038 NOV 01 F)

101.   Flexible Mortgage Conditions (2000 - Scotland) (MORT 0050 NOV 01 F)

102.   Mortgage Conditions ("Classic") (2001 - Scotland) (MORT 0045 NOV 01 F)

103.   Mortgage Conditions ("Lifestyle") (2001 - Scotland) (MORT 0047 NOV 01 F)

104.   Tracker Mortgage Conditions (2001 - Scotland) (MORT 0045 JUL 02 F)

105.   Standard Security for Flexible Plus Mortgage (MORT 0204 MAY 03 DS)

106.   Standard Security for Flexible Plus Mortgage (MORT 0204 OCT. 03 DS)

107.   Standard Security for Flexible Plus Mortgage (MORT 0204 DEC 03 F)

108. Mortgage Conditions for Regulated Loans (1998 - Scotland) (Printed December 2003) (MORT 0038 DEC 03 F)

109.   Deed of Guarantee (Scotland) (MORT 0072 DEC 03 F)

110.   Certificate of Title and Funds Request Form (Scotland) (MORT 0055 MAY 03
       F)

111.   All Conditions (Scotland) (19-12-03)

112.   Standard Security for Flexible Plus Mortgage (Scotland) (MORT 0204 APR 04
       DS)

113.   Certificate of Title and funds request form - Scotland (MORT 0056 MAR 04
       F)

114.   Certificate of Title and funds request form - Scotland (MORT 0055 MAR 04
       F)

115. Explanatory notes for the transfer of property ownership and change of borrowers in Scotland (MORT 0087 APR 04 F)

116.   Standard Security for Standard Mortgage (Scotland) (MORT 0149 NOV 04 DS)

117.   Standard Security for Flexible Mortgage (Scotland) (MORT 0102 NOV 04 DS)

118.   Standard Security for Flexible Plus Mortgage (Scotland) (MORT 0204 NOV 04
       DS)

119.   Certificate of Title and funds request form - Scotland (MORT 0055 NOV 04
       DS)

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

120.   Certificate of Title and funds request form - Scotland (MORT 0056 NOV 04
       DS)

121.   Deed of Guarantee - Scotland (MORT 0072 NOV 04 DS)

122. Explanatory notes for the transfer of property ownership and change of borrowers in Scotland (MORT 0087 NOV 04 DS)

123.   Schedule of Title Deeds and Documents (Scotland) (MORT 0351 NOV 04 DS)

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